SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2 )

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 13, 2010

CHINA PHARMAHUB CORP.

(Exact name or registrant as specified in its charter)

WORLD WIDE RELICS, INC.

 (Former name of registrant, as provided on last report)

Nevada	333-159028	20-2208821
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

  (Address of Principal Executive Offices, Including Zip Code)

(909) 843-6388

  (Registrant's Telephone Number, Including Area Code)

Not Applicable

 (Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Merger Agreement

World Wide Relics, Inc., (“WWR”) on August 13, 2010, announced that it closed with respect to a Merger Agreement dated as of July 28, 2010 (the “Merger Agreement”) entered into with China PharmaHub Corp., a Nevada corporation (“PharmaHub”).  PharmaHub closed with respect to its purchase of 77.18% of WWR’s issued and outstanding stock on June 17, 2010, as disclosed in a Form 8-K filed on June 21, 2010. Pursuant to the terms of the Merger Agreement, WWR issued an aggregate of 15,258,983 shares to the shareholders of PharmaHub, of which 1,492,338 shares were issued to replace an equal number of shares of common stock of PharmaHub which were being held in escrow as of the date of the Merger with respect to certain PharmaHub services agreements. The aggregate of 15,258,983  shares represented more than ninety one (91%) percent of WWR’s issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of PharmaHub and its service providers effectively had control of WWR upon consummation of the Merger. Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub vested in WWR, all debts, liabilities and duties of PharmaHub became the debts, liabilities and duties of WWR and the separate existence of PharmaHub, as a Nevada corporation, has ceased (the “Merger”).

In connection with the Merger, WWR cancelled the 5,000,000 shares of WWR common stock purchased by PharmaHub on June 21, 2010 and issued an aggregate of 15,258,983 shares of its common stock as described above.  In addition, E. Todd Owens, WWR’s former Secretary, Principal Accounting Officer and one of its former directors was assigned all of the assets owned by WWR immediately prior to the execution of the Agreement and assumed all of the liabilities of WWR immediately prior to the execution of the Agreement.

Subsequent to the Merger, on August 23, 2010, WWR filed a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State to change its name to “China PharmaHub Corp.” ("We", "Us", "Our" or the "Company").

The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. This brief discussion with respect to the Agreement is qualified by reference to the provisions of the Merger Agreement which is attached as Exhibit 2.1 to WWR’s Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 3, 2010.  A revised copy of the Merger Agreement reflecting the corrected number of shares issued by WWR has peviously been filed as Exhibit 10.1 to this Amendment No. 1 to the Company’s Form 8-K, initially filed with the SEC on August 16, 2010 (this “Amended Form 8-K”).

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF OUR BUSINESS - continued

History and Development (Organization within Last 5 Years)

World Wide Relics, Inc. (“WWR”) was formed as a Nevada corporation on January 18, 2005.  WWR was a development stage corporation formed to market a unique line of historical costumes and reenactment clothing lines through its website with the registered domain name of WorldWideRelics.Com.  Until the consummation of the Merger, WWR marketed a range of historical uniforms known as “Britain in the 1930’s” and sold these items to the growing market of worldwide enthusiasts and collectors through its internet platform and on eBay Inc.  Prior to the Merger, WWR intended to market a new range of products to the American Civil War reenactment market by marketing a range of high quality uniforms for both the Union and Confederate Civil War re-enactor.  This range included both uniforms as well as accoutrements such as boots, belts, and back packs produced to what former management believed to be a  museum quality standard.  The final sales entry point was intended to be the marketing of the Civil War memorabilia to the domestic consumer, while still making available to consumers both British and German uniforms from both the world wars to satisfy the demand from the growing re-enactment groups worldwide.

On January 17, 2007, WWR was acquired by Classic Costume Corporation, Inc. (“CCUC”), a Delaware corporation formed on December 29, 2006, of which WWR became a wholly owned subsidiary.  During June 2007, CCUC raised $30,150 in a public offering of shares.

Separation from CCUC

On February 5, 2009, CCUC’s Board of Directors determined to spin-off WWR, its wholly owned subsidiary, to its shareholders of record as of November 1, 2008 (the “Record Date”), ratifying a prior October, 2008 board resolution to the same effect.  CCUC decided to pursue a different line of business, specifically the sale and conversion of “stretch vehicles” including Lincoln Town Car, Hummer, Chrysler 300, and similar full size vehicles.  CCUC shareholders as of the Record Date received one share of WWR for each two shares held in CCUC on the Record Date.  Costs were allocated between CCUC and WWR on the basis of specific identification.

Due to the fact that the remaining assets of CCUC were transferred to WWR in connection with the distribution, the Distribution was reported for accounting purposes as a “reverse spin-off” under generally accepted accounting principles.  The spin-off was treated as a reverse spin-off for financial statement purposes because substantially all of CCUC’s assets and operations were held by WWR after the spin-off.  Accordingly, the spin-off has been reflected, for financial statement presentation, as if WWR were a new company consisting of its historical operations.

China PharmaHub Corp.

China PharmaHub Corp. ("PharmaHub") was incorporated on July 9, 2009 under the laws of the state of Nevada. Since its inception, PharmaHub has been engaged in the business of acquiring and/or licensing, developing and commercializing innovative products for the treatment of a variety of human diseases with a focus on offering improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines, as well as other healthcare related products.

Our focus is on pharmaceutical, biotechnology and other healthcare related products including, but not limited to, medicines, medical remedies, therapies, medical equipment, and biometric products (“Pharma-products”) developed in the U.S., which have not yet entered, or have limited representation in, the Asian Pacific Region.  Subsequently, when Management determines we have sufficient resources, we also intend to consider Pharma-products being developed in Europe.  Our projects include both ready-to-market products and Pharma-products under development, which Management believes have the potential to benefit from additional research and development in the People’s Republic of China (the “PRC” or “China”), Hong Kong, Macau and Taiwan (collectively, the “Greater China Region”). We also plan to identify novel drug candidates originating in China by licensing the rights to market such products in the rest of the world, excluding China.

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Since inception, PharmaHub has identified and acquired rights to several Pharma-products and healthcare related products by entering into joint venture and distribution agreements (listed in chronological order below), including those in the field of humanized antibody platform, microspheres treating malignant tumor, biometric fingerprint devices and teeth whitening products.

In the commercialization or further development of products we acquire, our business model is centered on establishing alliances and partnerships that advance our capacity to access research facilities to develop the acquired technology and/or access consumers for the products which we plan to commercialize. In executing this business model, we have entered into agreements with research institutes, pharmaceutical companies and government agencies, such as the PRC National Engineering Research Center for the Development of New Drugs (“NERC”), Sichuan Technical Exchange Center (“STEC”), Chengdu Yongkon, Guangzhou Xiangxue and several other pharmaceutical companies as listed below in chronological order.

On September 15, 2009, PharmaHub entered into an Exclusive Business Cooperation Agreement (the “Exclusive Cooperation Agreement”) with the PRC National Engineering Research Center for the Development of New Drugs (“NERC”), an establishment under the PRC Ministry of Science , which is supervised by the Institute of Materia Medica and the Chinese Academy of Medical Sciences.  Pursuant to the terms of the Exclusive Cooperation Agreement, PharmaHub shall identify drug candidates in the United States and, when Management believes PharmaHub has sufficient resources, Europe, and assist the NERC in obtaining rights to develop and market such candidates in the People’s Republic of China (the “PRC ”). The NERC shall (1) identify drug candidates in the PRC for PharmaHub to develop and market outside of the PRC and/or present to pharmaceutical companies located outside of the PRC and (2) assist PharmaHub in conducting the necessary preclinical and clinical studies within the PRC with the State Food and Drug Administration (“SFDA”) of various selected worldwide drugs.

On January 8, 2010, PharmaHub commenced a Private Placement Offering pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended, seeking to raise a maximum of $1,200,000 at $0.60 per share of common stock pursuant to which PharmaHub sold an aggregate of 1,278,019 shares to 23 investors in exchange for an aggregate $766,812.  Additional information with respect to PharmaHub’s Rule 506 Private Placement Offering is discussed below in the section entitled “Recent Sales of Unregistered Securities” commencing on page 40 of this Amended Form 8-K.

On June 15, 2010, PharmaHub entered into a Definitive Agreement with Dr. David Weaver and Dr. Michael Rynkiewicz (the “Definitive Agreement”) pursuant to which PharmaHub shall enter into joint ventures with Drs. Weaver and Rynkiewicz to develop and market certain intellectual property including, but not limited to, patents with respect to technologies created by Drs. Weaver and Rynkiewicz; form joint venture entities with Drs. Weaver and Rynkiewicz of which PharmaHub shall initially own 35 % of any joint venture entities formed.  As to one of these joint ventures, Akanas Therapetics, Inc., Drs. Weaver and Rynkiewicz have assigned their rights with respect to the patents discussed in the section entitled “Intellectual Property” commencing on page 12 of this Amended Form 8-K.  We have also reimbursed Drs. Weaver and Rynkiewicz for certain costs incurred as of the date of the Definitive Agreement with respect to developing the technology which is the subject of the patents. These patents utilize and analyze the atomic structure of parental antibodies to rapidly and cost-effectively create human antibodies which retain high affinity and avoid provoking a response by the immune system (the “Antibody Technology”).

On June 15, 2010, PharmaHub incorporated Akanas Therapeutics, Inc, a Nevada corporation (“Akanas Therapeutics”) to develop and market the Antibody Technology.  Pursuant to the terms and conditions of the Definitive Agreement, PharmaHub owns a 35% interest in Akanas Therapeutics. Drs. Weaver and Rynkiewicz jointly own the remaining 65% of Akanas Therapeutics and have contributed the exclusive rights with respect to the Antibody Technology to Akanas Therapeutics .

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On June 30, 2010, PharmaHub incorporated MediTherX, Inc, a Nevada corporation (“MediTherX”) to focus upon the development and commercialization of Epidermal Growth Factor Receptor (“EGFR”) human antibodies which were developed by Drs. Weaver and Rynkiewicz with the Beijing Institute of Biotechnology (“BIB”).  Pursuant to the terms and conditions of the Definitive Agreement, PharmaHub owns a 35% interest in MediTherX and Drs. Weaver and Rynkiewicz jointly own the remaining 65% of MediTherX.

On July 1, 2010, PharmaHub entered into a Cooperation Agreement to form a strategic partnership with Chengdu Yongkon Pharmacy Co., Ltd. (“Chengdu Yongkon”), pursuant to which PharmaHub shall identify pharmaceutical products and medical devices produced by third parties in regions outside of the PRC and negotiate with such third parties the terms to sell such products and devices in the PRC through Chengdu Yongkon’s established distribution channels, upon terms which shall be mutually agreed upon between PharmaHub and Chengdu Yongkon on a project by project basis. The term of this agreement is two (2) years expiring as of July 1, 2012.

On July 1, 2010, PharmaHub entered into a Cooperation Agreement to form a strategic partnership with the Sichuan Provincial government through the Sichuan Technical Exchange Center (“STEC”), a subsidiary of the Sichuan Provincial Science & Technology Department, focusing upon the bio-pharmaceutical and medical device industries to promote technological exchange and transfer between the PRC and the U.S. The parties agreed to hold a technology transfer and matchmaking conference focused on bio-medicine, bio-pharmaceutical and medical devices every six months in Chengu, PRC.  Pursuant to the Agreement, PharmaHub agreed to introduce over thirty (30) technical projects in bio-pharmaceutical and medical devices and STEC agreed to organize over sixty (60) companies to participate in matchmaking.  PharmaHub and STEC agreed in principle to share equally any intermediary service fees resulting from the projects and to enter into a separate project-specific agreement for each occurrence.  The term of this agreement is five (5) years expiring on June 30, 2015.

On August 17 , 2010, we entered into an Exclusive Distributor Agreement with MO-SCI Corp., pursuant to which we have obtained the exclusive rights to market and sell in the Greater China Region, Singapore, Malaysia, and Bangladesh, high precision glass spheres intended for the treatment of malignant tumors . The term of this agreement is five (5) years expiring on August 17, 2015.

On August 19, 2010, we incorporated True Value Capital, Inc., a Nevada corporation, as a wholly owned subsidiary.

On October 11 , 2010, we entered into a Distribution Agreement with Integrated Biometrics, LLC, effective October 27, 2010, to distribute in the Greater China Region, Integrated Biometrics’ patented Light Emitting Sensor biometric fingerprint scanner on an exclusive basis to certain industries and on a non-exclusive basis to the other industries. The term of this agreement is eighteen (18) months expiring on April 11, 2012.

On November 15, 2010, we entered into an Investors Relations Services Agreement with Stern Investor Relations, Inc. (“Stern”), pursuant to which Stern has agreed to render to us investor relations services. We shall pay Stern for its services a cash fee of $10,000 per month.   We may terminate Stern’s engagement at any time upon sixty (60) days’ prior written notice after May 31, 2011.

On November 15, 2010, we entered into an Exclusive Distributor Agreement with Illumibrite LLC (“Illumibrite”), pursuant to which we were appointed to act as the exclusive distributor within the territory that includes PRC, Hong Kong, Taiwan and Macau, for the promotion, sale and delivery of products manufactured or marketed by Illumibrite, which include the Illumibrite Professional Teeth Whitening System and the Gel Savers Trays.  The term of this agreement is four (4) years expiring on December 31, 2014; provided however, said agreement may be extended for one or more terms of three (3) years each following the date upon which the Agreement is scheduled to terminate provided:

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(1)
During the period beginning nine months, and ending six months, prior to the scheduled date of termination of such Agreement, Distributor gives Illumibrite notice of its intention to so extend the term of such Agreement, and,

(2)	Illumibrite, during the three-month period following its receipt of the notice described in clause (i) above, gives notice to Distributor of its intention to so extend the term of this Agreement

In December 2010, we entered into Cooperation Agreements separately with Guangzhou Baidi Biotechnology Co., Ltd., Chengdu Yunke Pharmaceutical Co., Ltd., and Xiangxue Pharmaceutical Co., Ltd. and a Letter of Intent with Chengdu Gaotong Isotope Co., Ltd. Pursuant to the terms of these cooperation agreements, these pharmaceutical companies will evaluate our current product candidates.  In addition, we have been appointed by each of these three pharmaceutical companies to be their appointed agent to identify pharmaceutical products and medical devices in the U.S. and negotiate the terms to sell such products and devices within the PRC. We intend to negotiate and enter into project specific agreements for specific product candidates.

On January 5, 2011, we incorporated CPC NuLife, Inc. in the state of Nevada, of which we own 92%, to focus on the development and commercialization of irradiated microsphere device treating malignant tumors (“NuLife”).

In March 2011, we formed Universal Blood Technology, Inc.

In March 2011, we entered into an exclusive worldwide license agreement with the University of California, to develop, commercialize, and market a universal donor blood product.

Our corporate headquarters are located in Los Angeles and Boston.   These addresses are as follows:
(1)	20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765
(2)	1 Broadway-14th Floor, Cambridge, MA 02142

We currently maintain a web site at http://www.chnpharmahub.com.

Our Business
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China PharmaHub Corp.  is a development stage company engaged in the business of acquiring and/or licensing, developing and commercializing innovative biotechnological and other healthcare related products from biopharmaceutical companies based in the United States or China.  PharmaHub focuses upon investing in, or licensing, the rights with respect to regions where such companies currently have minimal presence, to develop and commercialize pharmaceutical, biotechnology and related technologies which address important unmet medical needs, offer improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines. We also plan to identify and add value to novel drug candidates originating in China by licensing worldwide rights, excluding China, with respect to such products for commercialization in the rest of the world.

In furtherance of our goals, to date we have entered into agreements with respect to the development and commercialization of the following product lines: humanization of antibody drug candidates, irradiated microspheres , biometric fingerprint scanners and teeth whitening products.

As of March 21, 2010, we have two full-time employees and have entered into services agreements with 17 individuals and entities, of which 12 are members of our advisory boards and 4 had their terms expire.  We intend to engage in discussions with respect to renewal with certain of the advisory board members. In addition, we engage independent contractors in China for professional services on a per project basis.

Our Business Strategy

PharmaHub’s goal is to acquire the rights to develop, commercialize, market and sell pharmaceutical, biotechnology and related products which Management believes address important unmet medical needs, offer improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines.  Our strategy is to form relationships with, and then act as an intermediary between, Chinese research institutes and pharmaceutical companies in China and other pharmaceutical companies located worldwide with initial emphasis in the United States, and when Management determines we have sufficient resources, in Europe (with a goal of eventually becoming a global pharmaceutical “HUB”). We have developed relationships with the following strategic partners:

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PRC National Engineering Research Center for the Development of New Drugs. The PRC National Engineering Research Center for the Development of New Drugs was founded in 1996 by the National Department of Science and Technology of China to research and develop new medicines.  In 2002, it was incorporated as Beijing Collab Pharma Co. Ltd and is currently supervised by the Institute of Materia Medica, Chinese Academy of Medical Sciences, which is also a shareholder of Beijing Collab Pharma Co. Ltd.

•
Sichuan Science and Technology Transfer Center (“STEC”).  STEC is a subsidiary of the Sichuan Provincial Science & Technology Department, a governmental agency.  The Sichuan Technical Exchange Center is a major professional institution under the Sichuan Provincial Government which is tasked with carrying out international technological exchange and transfer projects in the Sichuan province.

•
Chengdu Yongkon Pharmacy (“Chengdu Yongkon”).  Chengdu Yongkon is a pharmaceutical company based in Sichuan, China, with an established 2,600 hospital distribution network in China.  Chengdu Yongkon is an established and Good Manufacturing Practices (“GMP”) certified pharmaceutical company which identifies, develops, manufactures, sells and distributes Chinese traditional medicine, biopharmaceuticals and medical equipment with a focus upon antiviral drugs, bio-engineering drugs and anticancer drugs.  Chengdu Yongkon manufactures and sells over 90 GMP approved drugs in China. Chengdu Yongkon has a marketing force of over 400 sales personnel in 34 sales offices in over 31 provinces and cities in China including, but not limited to, Beijing, Tianjin, Shanghai and Chongqing.

•
Chengdu Gaotong Isotope Co., Ltd. (“Gaotong”). Gaotong is a pharmaceutical company based in Sichuan, China, established by the Nuclear Power Institute of China in 2002. Gaotong is an established radioisotope and nuclear medicine manufacturer, engaged in R&D, production, marketing, sales transportation and import/export of radiopharmaceuticals. Gaotong was instrumental and first to launch a Gel-type Technetium-99m Generator and several unqiue radiopharmaceuticals in China, such as Iodine-131 by dry distillation, Cobalt-60 Teletherapy Source, Cobalt-60 Industrial Irradiation Source and Cobalt-60 Gamma Knife Therapy Source. Gaotong is capable to produce over 30 species of radiopharmaceuticals and an established distribution network to 600 hospitals that provide radioactive treatments in China.

•
Chengdu Yunke Pharmaceutical Company (“Yunke”). Yunke is a Good Manufacturing Practice (“GMP”) certified pharmaceutical company based in Sichuan, China, specializing in research, production, sales and technical services of radioactive pharmaceutical products.  Yunke focuses in organic synthesis, analysis, biological, radiological and other laboratory chemicals. Yunke has successfully developed a diagnostic kit of 9 radioimmunoassay, and in vivo imaging in the diagnostics and treatment of rheumatoid arthritis innovative drugs technetium [99Tc] methylene diphosphonate injection.

•
Guangzhou Baidi Bio-technology Co., Ltd. (“Baidi”).  Baidi is a biomedicine company based in Guangzhou, China, and is a subsidiary of Guangzhou Phamraceutical Co., Ltd., a public company listed on Hong Kong and Shangahi Stock Exchange. Baidi is engaged in the research and development, production and distribution of biomedical vaccines, gene-engineering-based medicines and supporting materials used for gene engineering. Baidi operates two GMP standard facilities, capable with gene expression, animal tissue and cell culture, protein purification, gene transfer, fermentation engineering, single antibody clone and a variety of other R&D activities.

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•
Xiangxue Pharmaceutical Co. (“Xiangxue”). Xiangxue is a pharmaceutical company based in Guangzhou, China, publicly listed on the Shenzhen Stock Exchange. Xiangxue focuses on the production and development of traditional Chinese medicines, biomedical materials, polymer medical devices and the standardization of medicinal plantation.

PharmaHub intends to work closely with its strategic partners to further the development or commercialization of its products. PharmaHub will continue seeking other pharmaceutical companies, research institutes and government agencies with which to form additional strategic partnerships.  The extent of the participation of PharmaHub’s existing and future strategic partners with respect to the registration or development of the products which PharmaHub licenses will be negotiated on a project by project basis.

For products which we license the rights to develop, market and sell, we intend to:

•
Obtain regulatory approval for our product / product candidates. We intend to submit the required registration documents to the Food and Drug Administration (“FDA”), European Medicines Agency (“EMA”) in 2011 and State Food and Drug Administration (“SFDA”) of the PRC with respect to the marketing and sale of the irradiated microsphere treatments to patients in 2013.  Upon FDA or EMA approval for conducting clinical trials, we intend to initiate clinical trials for treating hepatocellular carcinoma (HCC), commonly known as primary liver cancer.

•
Build a sales network targeting hospitals.  We plan to initially market the irradiated microsphere, the teeth whitening system and other products through the sales network of our strategic partners including, but not limited to, Chengdu Yongkon. In addition, we plan to seek additional strategic partners with existing sales networks of various hospitals in China.

•
Pursue additional applications and commercial opportunities for current and future product candidates.  We will seek to maximize the value of our current and any other product candidates, which we may in-license, acquire or develop. These activities may include pursuing additional applications and commercial opportunities and any other product candidates which we may acquire.

Product Candidates

Humanized Antibody Platform

On June 15, 2010, PharmaHub entered into a Definitive Agreement with Dr. David Weaver and Dr. Michael Rynkiewicz (the “Definitive Agreement”) to license and develop the patent applications initially filed by Drs. Weaver and Rynkiewicz with the United States Patent and Trademark Office including the patent application entitled “Methods for Humanizing Antibodies and Humanized Antibodies Made Thereby” (the “Antibody Patent”). The development and commercialization of drug candidates derived from the technology covered by the Antibody Patent will be conducted entirely through joint ventures set up by PharmaHub, Dr. Weaver and Dr. Rynkiewicz initially consisting of Akanas Therapeutics and MediTherX.

Akanas Therapeutics, Inc, ("Akanas Therapeutics") was incorporated on June 15, 2010 in the State of Nevada with its principal place of business in Cambridge, Massachusetts. PharmaHub owns 35% of Akanas Therapeutics.  Pursuant to the Definitive Agreement, Drs. Weaver and Rynkiewicz have assigned the Antibody Patent to Akanas Therapeutics, which will eventually license the Antibody Patent to joint venture entities to be formed by PharmaHub.

Akanas Therapeutics is co-managed by the management of PharmaHub and Drs. Weaver and Rynkiewicz.  Richard Lui, our President, Chief Executive Officer and Chairman and Monica Ding, our Chief Financial Officer , Secretary  and a Director, are two of the four members of the board of directors of Akanas Therapeutics.

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Akanas Therapeutics intends to engage in the research and development of new humanized antibody drug candidates either by modifying existing antibody drugs on the market into human antibodies that retain high affinity and avoid immunogenicity or by working on other known drug targets suitable for antibody treatment, with a focus upon oncology and autoimmune disease. PharmaHub also incorporated MediTherX, Inc. (“MediTherX”) with Dr. Weaver and Dr. Rynkiewicz on June 30, 2010 in the State of Nevada. PharmaHub owns 35% of MediTherX.  Richard Lui, our President, Chief Executive Officer and Chairman and Monica Ding, our Chief Financial Officer, Secretary and a Director, are two of the four members of the board of directors of MediTherX.  MediTherX will focus upon the development and commercialization of its proprietary Epidermal Growth Factor Receptor (“EGFR”) human antibodies aimed to replace ImClone Systems Incorporated’s $2.5 billion blockbuster monoclonal antibody ERBITUX®.  MediTherX licenses its technologies from Akanas Therapeutics, Inc. Management believes that MediTherX’s proprietary EGFR humanized antibodies have the potential to be superior in clinical trials, with lower immunogenicity and reduced side effects as compared to ERBITUX®.

The initial research and development with respect to MediTherX’s proprietary EGFR humanized antibodies was conducted at the Beijing Institute of Biotechnology (“BIB”), pursuant to a joint development program (the “Joint Development Program”).  Under the Joint Development Program, Drs. Weaver and Rynkiewicz contributed knowledge and the humanized antibody technology.  BIB conducted preclinical tests for MediTherX’s initial drug candidates. Accordingly, two scientists from BIB are co-inventors of the antibody compositions derived from the Joint Development Program. MediTherX currently has a verbal agreement to share a portion of the right to market and sell this product in China with BIB as consideration for the research and development efforts which BIB has and continues to contribute.

Management plans to continue working with BIB and also seek additional partners in the PRC to further its research and development and file Investigational New Drug Discovery (“IND”) in China with respect to the products being developed by MediTherX.

PharmaHub shall advance up to an aggregate $230,000 over the next four years to Akanas, MediTherX and other PharmaHub subsidiaries which may be incorporated in furtherance of the development of humanized antibodies. In addition to the $230,000 advancement, PharmaHub will assist Akanas and MediTherX in seeking additional strategic partners, such as pharmaceutical companies and clinical research organizations (CROs) to further the development of humanized antibodies.

The success of Akanas and MediTherX will mainly depend upon whether Management is able to locate the right strategic partners to execute PharmaHub’s development plan with respect to Akanas and MediTherX.

For the humanized antibodies currently being developed by the Company’s minority owned-subsidiary, MediTherX, we estimate another 12-18 months of preclinical work, then about three to four years of clinical trials in the PRC. Overall, we estimate about five to six years before any products reach the market.  We currently anticipate costs of USD$2,000,000 with respect to preclinical trials and an additional USD$10,000,000 to $20,000,000 of costs for the product development, manufacturing, and clinical trials. This will be subject to securing adequate equity or debt financing for such purpose. The first MediTherX milestone is to receive approval to initiate Phase I clinical trials in China.   We will then launch negotiations for out-licensing co-development rights and product ownership with pharmaceutical companies.  We anticipate to begin to generate revenues on this project by out-licensing regional rights of this product. The timing of the out-licensing may occur during the clinical trial period or thereafter.

Irradiated Microsphere

On August 17, 2010, we entered into an Exclusive Distribution Agreement with Mo-Sci Corp., to give us the exclusive right to market and sell high precision micron-sized glass spheres, upon which an irradiation processing may emit alpha, beta or gamma radiation, and which are intended for the treatment of malignant tumors (the “Irradiated Microspheres”). Pursuant to such agreement, we shall use our best efforts to advertise and promote the sale and distribution of the Irradiated Microspheres in China, Hong Kong, Taiwan and Macau (“Greater China Region”), Singapore, Malaysia, and Bangladesh (“Exclusive Regions”) as well as other non-exclusive regions.  We intend to apply for PMA and CE marks.  We may promote and advertise the Irradiated Microsphere outside the Greater China Region and solicit sales from purchasers located outside the exclusive Regions without the prior written consent of Mo-Sci Corp.  The term of this agreement is five (5) years expiring on August 17, 2015.

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The Irradiated Microspheres are comparable to a "magic bullet" cancer therapy, owned by another company, which has received U.S. Food and Drug Administration approval and which therapy is currently used routinely in more than 43 clinical centers in 27 states, and was recently approved for coverage by two of the largest health insurers in the United States.

CPC NuLife, Inc, ("NuLife") was incorporated on January 5, 2011 in the State of Nevada with its principal place of business in Diamond Bar, California. We own 92% of NuLife.  NuLife intends to focus on the development and commercialization of Irradiated Microspheres.

In connection with the Exclusive Distribution Agreement with Mo-Sci Corp., we intend to execute the following thru NuLife:

➢
Obtain Premarket Approval ("PMA") from the Food and Drug Administration ("FDA") and one of European Notified  Bodies on the CE Marking ("CE MARK") for NuLife Spheres, an irradiated microsphere device using microspheres manufactured by Mo-Sci to treat liver cancer.

➢	Upon PMA or CE Mark clearance, NuLife plans to submit registration documents to China’s State Food and Drug Administration (“SFDA”) for marketing and sales of NuLife Spheres;
➢	Upon SFDA clearance, NuLife plans to submit registration documents in Taiwan, Macau, Singapore and Malaysia.
➢	Upon effectiveness of any registration, we plan to market and sell this therapy to hospitals in the approved regions;
➢	NuLife plans to complete its management team with experienced project, sales and distribution managers;
➢	NuLife also plans to supply its partners in China with Microspheres which have not been irradiated;
We estimate that it will take 18 to 24 months to complete necessary trials and registration in the U.S. and Europe. We estimate an additional 12 months to complete necessary registration in China following successful clearance from the U.S or Europe.   We currently anticipate total costs of approximately USD$2,000,000 to $3,000,000 with respect to registration of the Irradiated Microspheres and clinical trials and execution of the above listed points.  The first milestone with respect to the Irradiated Microspheres is obtaining a PMA or CE Mark, which we estimate to cost USD$2,000,000 for related pre-clinical and clinical trials.  We estimate US $1,000,000 for costs related to regulatory approval with SFDA and $2,000,000 for design and related pre-clinical and clinical trials for the next generation of NuLife Spheres and delivery systems. Upon approval of either PMA or CE Mark, we anticipate generating revenue by marketing this product in the respective regions for which it is approved.

DESCRIPTION OF OUR BUSINESS - continued

Biometric Fingerprint Scanner

On October 11, 2010, we entered into an agreement with Integrated Biometrics, LLC (“IB”), effective October 27, 2010, to distribute IB’s patented Light Emitting Sensor (“LES”) biometric fingerprint scanner on an exclusive basis to certain industries in the PRC.

The LES fingerprint scanner generates an image from a faint electric current and is designed to be an improvement upon optical and silicon scanners, because the LES scanner only registers an image when moving electrons in a live finger are detected.

We plan to sell existing IB products to the pharmaceutical, biotechnology, and healthcare, lock manufacturing and safe manufacturing industries.

We anticipate that we will begin to generate revenue within the next six months, because the product does not require regulatory approval from the Chinese government prior to sale to the general public.

We currently intend to sell the biometric fingerprint scanners on a wholesale basis. The first milestone with respect to the Biometric Fingerprint Scanner is to identify and enter into an agreement with a lock manufacturer and/or other distributors , which is estimated to cost $20,000 to $30,000.

Teeth Whitening System

On November 15, 2010, we entered into an agreement with Illumibrite LLC (“Illumibrite”), to distribute Illumibrite’s Professional Teeth Whitening System on an exclusive basis in China, Hong Kong, Taiwan and Macau.

Illumibrite Teeth Whitening System  (“Illumibrite System”) utilizes either a pen applicator and mini LED accelerator light or tray and gel syringe method, to help whiten the appearance of teeth, using a carbimide peroxide-based gel.

We currently intend to sell this product both on a wholesale and retail basis.  We anticipate that we will begin to generate revenue within next nine to twelve month. This product requires registration with China’s Ministry of Health (“CMOH”).  The first milestone with respect to the Illumibrite System is obtaining clearance for distribution from the CMOH.  We anticipate approximately six months for the registration of this product with the CMOH and other required agencies in China,.  Upon obtaining clearance for distribution, we estimate three to six months in packaging, marketing, and sales expenses before launching this product in the market.  We estimate that the registration process combined with these expenses will cost between $30,000 and $50,000 total. We anticipate generating revenues in approximately three to six months after achieving the first milestone.

Intellectual Property

Patents and Licenses

The following table sets forth the status of current patent applications with respect to which we have rights through our minority owned subsidiary, Akanas Therapeutics, Inc.

Country	Patent	Application Type	Filing Date	Application No.	Inventor	Expiration Date

USA	Compositions and methods for humanizing antibodies	Invention	Mar. 21, 2006	12,293,926	David Weaver, Michael Rynkiewicz	Mar. 21, 2026

USA	Compositions and methods for humanizing antibodies	Invention	Dec. 18, 2008	WO 2007/0109742	David Weaver, Michael Rynkiewicz	Dec. 18, 2028

EU	Compositions and methods for humanizing antibodies	Invention	Mar. 21, 2007	No.7759047.9	David Weaver, Michael Rynkiewicz	Mar. 21, 2027

JAP	Compositions and methods for humanizing antibodies	Invention	Nov.25, 2008	No. 2009-501723	David Weaver, Michael Rynkiewicz	Nov. 25, 2028

CAN	Compositions and methods for humanizing antibodies	Invention	Mar. 21, 2007	No. 2647380	David Weaver, Michael Rynkiewicz	Mar. 21, 2027

AU	Compositions and methods for humanizing antibodies	Invention	Mar. 21, 2007	No. 2007226856	David Weaver, Michael Rynkiewicz	Mar. 21, 2027

DESCRIPTION OF OUR BUSINESS - continued

*The following table sets forth patent applications that have not yet been transferred

PRC	EGFRc2	Invention	Nov. 18, 2009	C92640-200910237804.2	Cao Cheng, Yanwen Jin, David Weaver, Michael Rynkiewicz	Nov. 18, 2029.

PRC	EGFRc3	Invention	Nov. 18, 2009	C92639-200910237802.3	Cao Cheng, Yanwen Jin, David Weaver, Michael Rynkiewicz	Nov. 18, 2029

PRC	EGFRc8	Invention	Nov. 18, 2009	C92641-200910237803.8	Cao Cheng, Yanwen Jin, David Weaver, Michael Rynkiewicz	Nov. 18, 2029

Overview of our Antibody Therapeutics

As discussed above, we are engaged in entering into the business of acquiring, developing, commercializing, marketing and selling innovative products of biopharmaceutical companies based in the United States or China which treat a variety of human diseases.   We intend to focus upon investing in, or licensing, the rights with respect to countries where such companies currently have minimal presence, to develop, commercialize, market and sell pharmaceutical, biotechnology and related technologies which address important unmet medical needs, offer improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines.  Our initial project involves antibody therapeutics, with respect to which we, entirely through our minority-owned subsidiaries, Akanas Therapeutics, Inc. and MediTherX Inc., are currently developing humanized and human antibodies which we believe will allow us to treat various diseases.

Antibodies are proteins which direct the immune system to a specific molecular target in the human body.  We believe that because antibodies are specific to their targets, therapeutic treatments based upon antibodies would not only be effective, but would potentially offer increased safety and reduced side effects over existing treatments for cancer and other diseases.

The Akanas Therapeutics platform exploits protein structures to modify antibodies for improved clinical performance. The technologies build high quality clinical candidates in a focused manner.  The Akanas Therapeutics technologies are distinct from standard screening-and animal-based human antibody platforms. The technology output discovers a family of distinct antibodies distinguished by alternative, preferred framework regions.

DESCRIPTION OF OUR BUSINESS - continued

The Akanas Therapeutics technologies allow for product development in the main areas in which currently marketed antibody drugs are focused on, predominantly, oncology, immune and inflammatory diseases, although the technologies can be further extended to any disease domains where there are development or validation antibodies available. Akanas Therapeutics’ current focus is on late-stage cancer treatments.

The Pharmaceutical Industry

The global pharmaceutical industry is a multi-billion dollar industry which develops, produces, and markets drugs licensed for use as medications, with sales reaching $837 billion in 2009. The global pharmaceutical market has been forecasted to grow nearly $300 billion over the next five years, reaching $1.1 trillion in 2014, an equivalent compound annual growth rate (“CAGR”) of 5 – 8 percent over this period, according to IMS Health Incorporated (“IMS Health”), a company specializing in pharmaceutical market intelligence. According to IMS Health, in 2009, the pharmaceutical market grew 7.0 percent to $837 billion, compared with a 4.8 percent growth rate in 2008.

Source: IMS Health Incorporated, IMS Forecasts Global Pharmaceutical Market Growth of 5-8% annually through 2014; Maintains Expectations of 4-6% Growth in 2010, (Apr. 20, 2010) available at
http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=4b8c410b6c718210VgnVCM100000ed152ca2RCRD

In recent years, the pharmaceutical market in the PRC has grown at a CAGR of 27% from 2006 to 2009.  This represents a 13% faster growth rate than initially expected, according to IMS Health Incorporated.  The pharmaceutical market is predicted to grow $40 billion over the next 3 to 4 years.  With a population of over 1.3 billion people, and a focus on healthcare improvement with a $125 billion investment by the government, the PRC’s pharmaceutical market is expected to double by 2013.

Source: IMS Health Incorporated, Pharmerging shake-up: New Imperatives in a Redefined World, at 2 (2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=4b8c410b6c718210VgnVCM100000ed152ca2RCRD

The new drug discovery process begins with the identification of a specific medical need. Chemists, pharmacologists and biologists then screen thousands of drugs or else chemically or genetically engineer new ones in order to generate lead compounds. These lead compounds have some desirable properties, but researchers usually must modify them to increase activity or minimize side effects by a process called lead optimization. Out of this process, hundreds of potential early drug development candidates are created.

After an early drug development candidate is discovered, engineers, biologists, chemists and physicists must spend time to determine a method by which to replicate in a large scale and mass produce the candidate substance. Researchers perform these design and characterization cycles multiple times in order to identify the best drug candidate molecules for further development. The research may fail because it is not possible to manufacture the drug safely or to proper specifications.

Drug development describes the activities undertaken after a compound is identified as a potential drug in order to establish its suitability as a medication. Objectives of drug development include, but are not limited to, determination of appropriate formulation and dosage. Research in these areas generally includes a combination of various studies and then clinical trials.

DESCRIPTION OF OUR BUSINESS - continued

Global Pharmaceutical Sales from 2001 to 2008

Sales growth in mature markets, such as those of the United States, Western Europe and Japan, have been in decline over the last decade. In the United States, the pharmaceutical market grew 5.1 percent growth in 2009 with sales reaching $300.3 billion, compared with growth of 1.8 percent in 2008, according to a press release issued by IMS Health dated April 1, 2010. On the other hand, countries such as the PRC, Brazil, India, South Korea, Mexico, Turkey and Russia, (the “Pharmerging Markets”) were predicted to be a main driver of industry growth through 2011 and were previously expected to represent 12% of the global pharmaceutical market by 2011. The Pharmerging Markets have since been expanded to include 17 countries, which are anticipated to expand by US$90 billion during 2009-13 and contribute 48 percent of annual market growth in 2013.  According to IMS Health, the 17 Pharmerging Markets amounted to approximately 16% of the total world market in 2009.

Sources: IMS Health Incorporated, IMS Health Reports U.S. Prescription Sales Grew 5.1 Percent in 2009, to $300.3 Billion, (Apr. 1, 2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=d690a27e9d5b7210VgnVCM100000ed152ca2RCRD;

IMS Health Incorporated, IMS Announces 17 Countries Now Rank as High-Growth ‘Pharmerging’ Markets; Forecast to Contribute Nearly Half of Industry Growth by 2013, (Mar. 16, 2010) available at http://www.imshealth.com/portal/site/imshealth/menuitem.a46c6d4df3db4b3d88f611019418c22a/?vgnextoid=01624605b5367210VgnVCM100000ed152ca2RCRD&vgnextchannel=41a67900b55a5110VgnVCM10000071812ca2RCRD&vgnextfmt=default

Market Trend

Management believes that over the past several years, a combination of innovation and consumer demand created a flood of revenue leading to an unprecedented period of prosperity for pharmaceutical companies and their employees. During this period hundreds of new medications were created which significantly improved the health and lives of millions of people around the world. Consumers have shown an insatiable appetite for these new and innovative treatments.

However, Management believes that the pharmaceutical industry is nearing the end of a long business cycle that has seen immense growth in its revenues and profitability. The confluence of a number of forces will drive pharmaceutical companies to make changes to their current business models. Expiring patents on “blockbuster” drugs and a limited pipeline for new treatments are squeezing the industry’s revenues. The costs and risks of pharmaceutical research and development are increasing. At the same time, instead of its historical concentration in the U.S. and European Union, the industry now competes in a global market for developing and selling drugs.

Management believes that in response to these forces, the industry has begun a rigorous evolution of its business model. It is shifting from an industry dominated by fully-integrated pharmaceutical companies (FIPCOs) to one with many more decentralized companies. Cost containment and risk management are assuming much greater importance. Outsourcing, mergers and acquisitions and layoffs have become commonplace. As the industry’s economics change, companies’ relationships with their employees are changing as well. What has long been an extremely generous and paternalistic relationship between employer and employee is now economically unsustainable. It is increasingly becoming a typical arms-length relationship, similar to that of employees and companies in most other industries.

Management believes that over the next few years, these trends will accelerate. There will be fewer big companies and many more small ones. Tens of thousands of jobs at large pharmaceutical companies will be eliminated, but many of them may reappear in other forms either at other companies or as consulting opportunities. Globalization will impact both sides of the income statement: Larger portions of the research and development of new drugs will be conducted overseas, while the marketing of drugs to people in developing countries will change.

DESCRIPTION OF OUR BUSINESS - continued

GOVERNMENT REGULATION

Regulation by government authorities in the United States, China and other foreign countries is a significant factor in the manufacturing and marketing of the products we intend to license, as well as in ongoing research and development activities and in pre-clinical and clinical trials and testing related to such products. For the products we intend to license to market and sell in China, we are required to obtain drug registration certificates and imported drug licenses and renew them every five years.  Any products in clinical development in the United States and China are subject to approval by the FDA, the SFDA and similar regulatory authorities. In addition to obtaining regulatory approval for each product, each manufacturing establishment must be registered with the FDA or European (EMA) regulatory authorities where the product is registered for sale and listed on the Certificate of Pharmaceutical Product (“CPP” or Country of Origin Approval). A CPP is necessary in order to obtain an Imported Drug License from the SFDA for sales in China. Manufacturing establishments are subject to inspections by regulatory authorities at the federal, state and local level and must comply with current Good Manufacturing Practices (“GMP”) as established in various jurisdictions. In complying with GMP standards, manufacturers must continue to expend time, money and effort in the area of production and quality assurance to ensure ongoing full technical compliance. As we currently do not manufacture our products, we will depend upon third parties to meet requisite GMP standards.

China

In China, the pharmaceutical industry is subject to extensive government regulation and supervision. The regulatory framework addresses all aspects of operating in the pharmaceutical industry, including approval, production, licensing and certification requirements and procedures, periodic renewal and reassessment processes, registration of new drugs and environmental protection. In order to sell Irradiated Microspheres in China, our manufacturer must be regulated by and approved by a regulatory body such as the FDA or EMA, and we must obtain an Imported Drug License from the SFDA with respect to the importation of the product. The Imported Drug License must be renewed every five years, and if we change manufacturers, we must register the new manufacturer and obtain a new Imported Drug License listing the new manufacturer. If we are unable to obtain or renew such permits or certificates or any other regulatory approvals required for our operation we would not be permitted to sell Irradiated Microspheres in China.

Currently, all of our products which will be sold, or which are under development, in China will be imported into China from other countries. Generally, the SFDA requires that an imported drug must also have country of origin approval with respect to such application.

In China, the SFDA is the authority which monitors and supervises the administration of pharmaceutical products and medical appliances and equipment as well as food, health food and cosmetics. The primary responsibilities of the SFDA include:

•	monitoring and supervising the administration of pharmaceutical products, medical appliances and equipment as well as food, health food and cosmetics in China;

•	formulating administrative rules and policies concerning the supervision and administration of food, health food, cosmetics and the pharmaceutical industry;

•	evaluating, registering and approving of new drugs, generic drugs, imported drugs and traditional Chinese medicine;

•
approving and issuing permits for the manufacture and export/import of pharmaceutical products and medical appliances and equipment and approving the establishment of enterprises to be engaged in the manufacture and distribution of pharmaceutical products in China; and

•	Examining and evaluating the safety of food, health food and cosmetics and handling significant accidents involving these products.

DESCRIPTION OF OUR BUSINESS - continued

The Ministry of Health (“MOH”) is an authority at the ministerial level under the State Council and is primarily responsible for national public health in China. Following the establishment of the SFDA in 2003, the MOH was placed in charge of the overall administration of the national health in China excluding the pharmaceutical industry. In March 2008, the MOH was reorganized and assumed administrative responsibility for the SFDA. The MOH performs a variety of tasks in relation to the health industry such as establishing social medical institutes, promulgating national regulations, and drafting professional codes of ethics for public medical personnel. The MOH is also responsible for international issues, such as those health issues which are pertinent to foreign companies and governments.

 PRC regulations currently prohibit or restrict foreign ownership in certain industries. If PharmaHub or any of its potential future subsidiaries or affiliated entities are found to be in violation of any existing or future PRC laws or regulations, the relevant PRC regulatory authorities might have the discretion to:

▪	revoke the business and operating licenses of possible future PRC subsidiaries or affiliates;

▪	confiscate relevant income and impose fines and other penalties;

▪	discontinue or restrict possible future PRC subsidiaries’ or affiliates’ operations;

▪	require PharmaHub or possible future PRC subsidiaries or affiliates to restructure the relevant ownership structure or operations;

▪	restrict or prohibit remittance of any profits or dividends abroad by PharmaHub’s PRC subsidiaries or affiliates; or

▪	impose conditions or requirements with which PharmaHub or possible future PRC subsidiaries or affiliates may not be able to comply.

 In addition, the relevant PRC regulatory authorities may impose further penalties. Any of these consequences could have a material and adverse effect upon PharmaHub’s operations.

Drug Administration Laws and Regulations

The China Drug Administration Law and the Implementing Measures of the China Drug Administration Law provide the legal framework for the establishment of pharmaceutical manufacturing enterprises, pharmaceutical trading enterprises and for the administration of pharmaceutical products including the development and manufacturing of new drugs and medicinal preparations by medical institutions in China. The China Drug Administration Law also regulates the packaging, trademarks and the advertisements of pharmaceutical products in China.

The China Drug Administration Law applies to entities and individuals engaged in the development, production, trade, application, supervision and administration of pharmaceutical products. It regulates and prescribes a framework for the administration of pharmaceutical manufacturers, pharmaceutical trading companies, and medicinal preparations of medical institutions and the development, research, manufacturing, distribution, packaging, pricing and advertisements with respect to pharmaceutical products.

DESCRIPTION OF OUR BUSINESS - continued

Examination and Approval of New Medicines

Under the current applicable regulations in China, the term “new medicines” generally refers to those medicines which have not yet been marketed in China. In addition, certain marketed medicines may also be treated as new medicines if the type or application method of such medicines has been changed or new therapeutic functions have been added to such medicines. Generally, the approval of new medicines requires the following steps:

•
Upon completion of pre-clinical research with respect to the new medicine, application for registration of the new medicine shall be submitted to the drug regulatory authorities at the provincial level for review. After completion of its review, the drug regulatory authority at the provincial level shall submit its opinion and report to the SFDA for review;

•
if all requirements are complied with, the SFDA will issue a notice of acceptance of application and proceed with its assessment on whether or not to grant approval for conducting clinical research on the new medicine;

•
After obtaining the SFDA’s approval for conducting clinical research, the applicant may proceed with the relevant clinical research (which is generally conducted in three phases for a new medicine under the Medicine Registration Measures) at institutions with appropriate qualifications.

•
Phase 1 refers to the preliminary clinical trial for clinical pharmacology and “body safety.”  It is conducted to observe the human body tolerance with respect to the new medicine and pharmacokinetics, so as to provide a basis for determining the prescription plan.

•
Phase 2 refers to the stage of preliminary evaluation of the clinical effectiveness of the new medicine. The purpose of Phase 2 is to preliminarily evaluate the clinical effectiveness and safety of the medicine used on patients with a targeted indication, as well as to provide a basis for determining the Phase 3 clinical trial research plan and the volume under the prescription plan.

•
Phase 3 is a clinical trial stage to verify the clinical effectiveness of the new medicine. The purpose is to test and determine the clinical effectiveness and safety of the medicine when used on patients with targeted the indication, to evaluate the benefits and risks thereof, and, eventually, to provide sufficient basis for review of the medicine registration application.

•
after completion of the relevant clinical research, the applicant submits a clinical research report and supporting documents to the drug regulatory authorities at the provincial level and provides raw materials of the standard products to the China National Institute for the Control of Pharmaceutical and Biological Products;

•
the drug regulatory authorities at the provincial level review the relevant documents, conduct site inspections and sample examinations and thereafter submit their opinion, inspection report and other application materials to the SFDA for review;

DESCRIPTION OF OUR BUSINESS - continued

•
the China National Institute for the Control of Pharmaceutical and Biological Products will arrange for the examination of the sample new drug supplied by the relevant medicine examination institutes and will then issue an examination result report to the SFDA; and

•
if all of the regulatory requirements are satisfied, the SFDA will grant a new drug certificate and a pharmaceutical approval number (assuming the applicant has a valid pharmaceutical manufacturing permit and the requisite production conditions for the new medicine have been met).

Permits and Licenses for Importation, Manufacturing and Registration of Drugs

Production License. To import a product manufactured outside of China, a permit must be obtained and renewed every five years. If the manufacturing process, or the manufacturer changes, a new permit must be obtained. We currently intend to import our product into China via licensed importers. We do not have any plans to manufacture in China at the present time.

To manufacture pharmaceutical products in China, a pharmaceutical manufacturing enterprise must obtain a pharmaceutical manufacturing permit issued by the relevant pharmaceutical administrative authorities at the provincial level where the enterprise is located.

Each pharmaceutical manufacturing permit issued to a pharmaceutical manufacturing enterprise is effective for a period of five years. Any enterprise holding a pharmaceutical manufacturing permit is subject to review by the relevant regulatory authorities on an annual basis.

GMP Certificates.

Our current products and clinical candidates in China are all manufactured outside of China and are subject to GMP standards in the country in which they are manufactured. Our manufacturers are subject to site inspections by the regulatory authorities in the jurisdictions in which they are located. The importation of pharmaceutical products into China requires an importation permit, which must be renewed every five years. The issuance and renewal of such permit is dependent, among other things, upon maintaining manufacturing standards that comply with the GMP standards of a widely recognized regulatory authority, such as the FDA or EMEA. If we were to manufacture our products in China, or obtain products from Chinese contract manufacturers, such manufacture would be subject to similar GMP standards established in China and administered by local authorities.

Distribution of Pharmaceutical Products

According to the China Drug Administration Law and its implementing regulations and the Administrative Measures on Oversight of Distribution of Pharmaceutical Products, a manufacturer of pharmaceutical products in China can engage in limited transactions with respect to the pharmaceutical products which the manufacturer has produced itself. Such a manufacturer can only sell its products to:

•	wholesalers and retailers holding pharmaceutical trading permits;

•	Other holders of pharmaceutical manufacturing permits; or

•	medical practitioners holding medical practice permits.

DESCRIPTION OF OUR BUSINESS - continued

In addition, a pharmaceutical manufacturer in China is prohibited from selling its products to end-users, or individuals or entities other than holders of Pharmaceutical trading permits, the pharmaceutical manufacturing permits or the medical practice permits. The granting of a Pharmaceutical Trading Permit to wholesalers requires the approval at the provincial level. A pharmaceutical distributor (including wholesalers and retailers) must satisfy requirements as to personnel with pharmaceutical expertise, appropriate warehousing and sanitary environment compatible to the distributed pharmaceutical products; quality management and compliance with regulations to ensure the quality of the distributed pharmaceutical products. Operations of pharmaceutical distributors must be conducted in accordance with the Pharmaceutical Operation Quality Management Rules and require a certificate from the SFDA. Pharmaceutical distributors must comply with record keeping requirements with respect to the products sold. Pharmaceutical distributors can only distribute pharmaceutical products obtained from those with a pharmaceutical manufacturing permit or importation license and a Pharmaceutical Trading Permit.

United States and Other Countries not in the Greater China Area

We currently do not have any products in development for markets in the United States or other countries which are not located in the Greater China Area. In the United States, the steps required before a new drug may be distributed commercially generally include:

•
conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

•
submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an Investigational New Drug Application (“IND”), and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

•	obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies;

•
conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use, typically in the same Phase 1, Phase 2 and Phase 3 steps described above for China;

•	development of manufacturing processes which conform to FDA current Good Manufacturing Practices, or cGMPs, as confirmed by FDA inspection;

•
submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in a New Drug Application (“NDA”) or Biologics License Application (“BLA”);

•
obtaining FDA approval of the NDA, including inspection and approval of the product manufacturing facility as compliant with GMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

DESCRIPTION OF OUR BUSINESS - continued

When used in connection with trials and filings in other countries, terms such as “phase 1,” “phase 2,” “phase 3,” “phase 4,” “new drug application” and “marketing application” refer to what we believe are comparable trials and filings in these other countries.

The process in the United States of obtaining regulatory approval is lengthy, uncertain, and requires the expenditure of substantial resources. Each NDA must be accompanied by a user fee, pursuant to the requirements of the Prescription Drug User Fee Act, or PDUFA, and its amendments.

After FDA approval has been obtained, the FDA requires post-marketing reporting to monitor any side effects of the drug. This may include phase 4 studies in which the drug is studied in an expanded patient population in a post-approval setting for continued monitoring of safety and sometimes continued efficacy. Further studies may be required to provide additional data on the product’s risks, benefits, and optimal use, and will be required to gain approval for the use of the product as a treatment for clinical indications other than those for which the product was initially tested. Results of post-marketing programs may limit or expand the further marketing of the product. Further, if there are any modifications to the drug, including changes in indication, labeling, or a change in the manufacturing process or manufacturing facility, an NDA or BLA supplement may be required to be submitted to the FDA. We intend to market products in countries not discussed above and each country has regulations for the regulation of approval, marketing and sale of pharmaceutical products. We must comply with the regulations of each country in which we seek approval of and intend to market and sell any product.

Our Strategies
--------------
Our intended focus shall be with respect to the identification, acquiring , development and commercialization of pharmaceutical, biotechnological and healthcare products and technologies.  Although we are not currently engaged in any discussions with potential merger and/or acquisition candidates, we may consider merging with or acquiring appropriate candidates which we believe would enable us to further our business objectives if we were to identify such candidates.  We intend to capture a share of the pharmaceutical, biotechnological and healthcare markets by completing the following actions (the “PharmaHub Strategy”):

Licensing From the PRC to the World

We intend to identify and target drugs currently being developed in the People’s Republic of China which have already advanced to late stage clinical trials or approved by the State Food and Drug Administration of the People’s Republic of China (the “China SFDA”) regulated testing programs. These targets would be either preclinical or clinical stage drugs.  As of the date of this filing, we have not identified any drug candidates beyond those which are disclosed in this filing.  After identifying such target drugs, we intend to enter into licensing agreements or joint venture agreements with the Chinese developers of such drugs with respect to the rights to develop and/or distribute such drugs in the rest of the world, specifically the United States.  If additional tests are required in the PRC, we intend to utilize the employees and facilities of our existing and future strategic partners including, but not limited to, the PRC National Engineering Research Center for the Development of New Drugs or qualified clinical research organizations to conduct any further testing which may be required in the PRC.  We currently intend to raise the necessary funds to pay for tests via additional private placements of our securities and to structure the terms of any joint venture agreements to minimize the amount of any initial funding which we would be responsible for. Our Management believes that the target drugs have been evaluated in the PRC and that our potential licensing partners in United States and eventually, Western Europe should benefit from streamlined development, lower costs and reduced risks.

DESCRIPTION OF OUR BUSINESS - continued

Licensing from Global Pharmaceuticals to the PRC

We intend to attempt to identify potential target drugs from pharmaceutical and biotech companies located worldwide with initial emphasis in the United States, and when Management determines we have sufficient resources, in Europe, based upon preclinical and clinical tests which our Scientific Advisory Board members deem favorable for us to participate in the next stage of studies. These targets would be either preclinical or clinical stage drugs. Our plan is to license the exclusive Asian rights from our future global partners and conduct preclinical & clinical studies in the PRC, utilizing the employees and facilities of our existing strategic partners, including, but not limited to, the PRC National Engineering Research Center for the Development of New Drugs to obtain any required regulatory approvals and to conduct any required testing in order to market such target drugs in the PRC, once such drugs have been identified.  Our  current intention is to raise any additional funds which we may require to enter into such licensing agreements via private placements of our securities, until such time as we are able to generate revenues through the sales of any of the products which we are currently developing, which we currently believe shall not commence until 2015, at the earliest. Our Management believes that performing preclinical and clinical trials in the PRC will help to advance these drugs, because our Management believes that the delay of products launching in Mature Markets is often due to insufficient patient recruitment in the U.S. and Europe, which Management believes would not be the case within the PRC.  In furtherance of this strategy, we have entered into the Definitive Agreement with Messrs. David Weaver and Michael Rynkiewicz as described above.

Opportunity with respect to Small Biotech Companies

Management also believes that small biotech companies are facing a shortage of funding sources, as venture capital firms, private investors and large pharmaceutical companies, the traditional funding sources of small biotech companies are becoming discouraged by higher risks, increasingly long development cycles and a lack of initial public offerings in the current economic downturn.

Management believes that because in most cases, small biotech companies lack the necessary financial resources to obtain the lab data required to reach new funding milestones, if we can raise enough funds, Management intends to enter into joint venture agreements these small biotech companies to invest our capital and resources, allowing them to perform additional preclinical and clinical studies and thereby bridging the gap prior to what we hope will be additional capital injections occurring based upon successful results.

Opportunity with respect to Large Pharmaceutical Companies

Management also believes that large pharmaceutical companies are struggling to maintain their pipelines and portfolios with products developed in-house. Our Management further believes that the larger companies are increasingly turning to licensing to subsidize the lack of in-house development.  Our Management believes that licensing is at its peak with the major pharmaceutical companies deriving a significant portion of their revenues from products which were initially developed by smaller companies. The constant demand for late-stage product candidates has led to sky-rocketing deal costs. Therefore, Management believes that companies are now looking to enter into licensing agreements with respect to earlier-stage drugs. In view of our connections within the PRC, Management believes that we are well positioned to deliver licensing solutions with early to late stage clinical drugs to the large pharmaceutical companies, including, but not limited to, through the small biotech companies with which we intend to form business relationships with.

DESCRIPTION OF OUR BUSINESS - continued

Competition
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The pharmaceutical industry is highly competitive. According to IMS Health, in 2009, the 20 largest pharmaceutical companies sold in excess of $400 billion of pharmaceutical products.  The smallest of the 20 largest pharmaceutical companies, Novo Nordisk, sold $8.2 billion of pharmaceutical products in 2009.

Source: Thomson Reuters,FACTBOX-The 20 largest pharmaceutical companies, (Mar. 26, 2010) available at http://www.reuters.com/article/idUSN2612865020100326

Although we are still currently developing our first products and believe that we are the only pharmaceutical company implementing our business model, as described above in the section of this Amended Form 8-K entitled “Our Strategies,” it is evident from the size of the largest pharmaceutical companies that even upon the development of products which have been approved by the applicable regulatory authorities, commercialization of such products and our entry into the global pharmaceutical market will be a process which will expose us to significant competition.

We face competition from venture capital firms and other technology commercialization firms. However, we believe that we are currently the only company utilizing a global pharmaceutical “HUB” model based upon established partnerships with research institutes and government agencies, such as the PRC National Engineering Research Center for Development of New Drugs and the Sichuan Technical Exchange Center.  In the course of implementing our business strategy, we have the flexibility to work with venture capital firms as well as technology commercialization firms by acting as an intermediary.

During the implementation of specific agendas pursuant to our business plan, we may compete with companies focused upon a particular sector.  For example, with respect to our licensing and commercialization of worldwide rights, excluding PRC, of preclinical and clinical drugs developed in China, we might compete with HUYA Bioscience International, a private company established in 2004 with offices in San Diego and China, which focuses upon the co-development of novel biopharmaceutical products originating in China and which, according to its website, currently employs over 80 people in seven offices throughout California and the PRC.

In the sale and distribution of medical equipment, we may eventually compete with other independent distributors in China which market similar products. In particular, Chindex International Inc (NASDAQ GS: CHDX), markets, distributes, and sells medical capital equipment, instrumentation, and other medical products for use in hospitals in China and Hong Kong. The Medical Products Division of Chindex reported sales revenues of $85,413,000 with respect to its fiscal year ended March 31, 2010. Accordingly, we believe that Chindex has far greater financial and other resources available to it and possesses extensive manufacturing, distribution and marketing capabilities than we currently do.  We may also face significant competition from established manufacturers of medical equipment such as General Electric, Philips and Toshiba, which manufacturers maintain their own direct sales force in China and also sell through distributors and may have greater resources, financial and otherwise, than we do.

RISK FACTORS

RISK FACTORS RELATED TO OUR BUSINESS

Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

RISK FACTORS - continued

We have a limited operating history with respect to our new focus upon the pharmaceutical market upon which to evaluate our performance.

Although we were formed in 2005, as a result of the Merger, we are re-focusing our company with respect to the pharmaceutical industry to align ourselves with PharmaHub’s objectives.  Since PharmaHub was organized in July, 2009, we have a limited operating history with respect to our focus upon the  pharmaceutical industry.  In view of our limited operating history with respect to our new focus, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have a limited operating history with respect to the pharmaceutical industry upon which you may evaluate our operations and prospects. Our limited operating history with respect to the pharmaceutical industry makes it difficult to evaluate our likelihood of commercial viability and market acceptance of the products with respect to which we intend to identify, evaluate and eventually obtain licensing rights. Potential investors should be aware of the difficulties generally encountered by a start-up company and pharmaceutical development company, including, but not limited to, establishment of company infrastructure, development of effective and safe products, marketing of products which we develop and/or license, competition and unanticipated costs and expenses.

In view of the fact that our new focus is based upon a new venture, there is no record upon which to base an assumption that our plans will either materialize or prove successful.  There can be no assurance with respect to our future performance.  If our business and development plans prove to be unsuccessful or if our future products are unsuccessful, our investors will lose all or substantially all of their investment.

We may be unable to obtain sufficient capital to implement and sustain our business or pursue our growth strategy.

We will require additional financing to meet our capital requirements for the development of our products, marketing, administrative expenses and other costs.  We have no present arrangements to obtain additional financing and we will be dependent upon sources such as: future earnings, the availability of funds from private sources including, but not limited to, loans and additional private placements of our securities, and the availability of funds through public offerings.  In view of our limited operating history with respect to the pharmaceutical industry, our ability to obtain additional funds is limited.  Additional financing may only be available, if at all, upon terms which may not be commercially advantageous.

Lack of a proven business model

To date, we have not generated any sales with respect to the pharmaceutical industry. There can be no assurance that the implementation of our business plan, as developed by our Management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability. Failure to properly develop the Company’s plan of expansion will prevent the Company from generating meaningful product sales or profits.

We are dependent upon the licensing and development of pharmaceutical and healthcare products and technologies, and there can be no assurance that pharmaceutical and healthcare products and technologies which we either fund development of or obtain licensing rights for will ever achieve or maintain widespread market acceptance.

Our success will be highly dependent upon the success of our products, and will be highly dependent upon the needs and preferences of healthcare practitioners and patients and market acceptance, and we may not achieve or maintain widespread market acceptance of our products among healthcare practitioners and patients. Our Management believes that market acceptance of our products will depend upon many factors, including:

●	the perceived advantages of our products over competing products and the availability and success of competing products;
●	the effectiveness of our sales and marketing efforts;
●	the safety and efficacy of our products and the prevalence and severity of adverse side effects, if any;
●	our product pricing and cost effectiveness;
●	publicity concerning our products or competing products;
●	whether or not patients routinely use our products, refill prescriptions and purchase additional products; and

RISK FACTORS - continued

●	our ability to respond to changes in healthcare practitioner and patient preferences.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective or otherwise render our products obsolete, we may experience a decline in the demand for our products. If we are unable to market and sell our products successfully, our business, financial condition, results of operation and future growth would be adversely affected.

There can be no assurance that our research and development projects will be successfully developed.

Management believes that the pharmaceutical products and technologies which we intend to develop with our Chinese Partners and the licensing which Management believes will follow will offer attractive and profitable alternatives compared to those offered by our competitors.  However, there can be no assurance with respect to the successful development, or future performance, of these pharmaceutical products and technologies.  The results of our attempts to develop our pharmaceutical products and technologies are at this time unknown and uncertain.  If we successfully develop our pharmaceutical products and technologies, there can be no assurance that we will be able to enhance those pharmaceutical products and technologies in the future, or develop other pharmaceutical products and technologies.

The successful development of pharmaceutical products can be affected by many factors. Products which appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals. In addition, the research and development cycle for new products for which we may obtain an approval certificate from the China SFDA (the “Approval Certificate”) is long. The process of conducting basic research and various stages of tests and trials of a new product before obtaining an Approval Certificate and commercializing the product may require ten years or longer. Any Product Candidates in the early stages of pre-clinical study and clinical trial require significant additional clinical trials before we would be able to seek the regulatory approvals necessary to commence commercial production and sales of such products. There can be no assurance that any future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from applicable authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success. Even if such products can be successfully commercialized, they may not achieve the level of market acceptance which we expect.

In addition, the pharmaceutical industry is characterized by rapid changes in technology, constant enhancement of industrial know-how and frequent emergence of new products. Future technological improvements and continual product developments in the pharmaceutical market may render our existing products obsolete or affect their viability and competitiveness. Therefore, our future success will largely depend upon our research and development capability, including our ability to improve the products which we intend to develop and develop new and competitively priced products which can meet the requirements of the changing market. If we fail to respond to these frequent technological advances by improving our products, once they are developed, or developing new products in a timely manner or these products do not achieve a desirable level of market acceptance, our business and profitability will be materially and adversely affected.

We are conducting research and developing the products which are currently intended to be our initial pharmaceutical products through third parties we have or intend to enter into agreements with, which includes Akanas Therapeutics Inc., and MediTherX, Inc., each of which is 35% owned by us, and CPC NULIFE INC., which is 92% owned by us.

RISK FACTORS - continued

As discussed elsewhere in these Risk Factors, we have a limited operating history upon which to base our performance.  Although we have intellectual property rights with respect to the patent application entitled “Methods for Humanizing Antibodies and Humanized Antibodies Made Thereby,” we currently have no pharmaceutical products to market and sell in order to generate revenues.   However, we do have  the rights to market and sell two non-pharmaceutical products, the Integrated Biometrics’ fingerprint biometric identity solutions and the Illumibrite Professional Teeth Whitening System, which management believes should start generating revenue by the end of 2011.  Management anticipates that our majority owned subsidiary CPC NuLife, and  Akanas Therapeutics Inc., and MediTherX, Inc., two minority owned subsidiaries , in time, will likely develop products based upon the patent application which can be successfully marketed and sold.  However, even if Akanas Therapeutics Inc., and MediTherX, Inc., are able to successfully develop products based upon the patent application, we would only be entitled to 35% of any profits made by either Akanas Therapeutics, Inc., and MediTherX, Inc.

We are subject to government regulation with respect to safety and effectiveness.

The drugs which we are currently developing through our strategic partners and our minority-owned subsidiaries are new treatments which our Management believes can be used effectively and safely to treat different diseases.  This requires the drugs to be designed to meet the governmental requirements of the China SFDA, the U.S. FDA, the EMA and/or the regulatory requirements of any other market in which we intend to sell our drugs.  Failure to comply with the requirements of a regulatory agency will result in our inability to market or sell our drugs in that region.

Our success could be hindered by the limited protection afforded by the intellectual property and proprietary rights which we intend to acquire with respect to products which we develop.  There are potential costs for enforcement or defense of these rights.

Any inability to adequately protect our products could harm our ability to compete.  Our future success and ability to compete depends in part upon our products and our patents (which we intend to acquire as we develop our products) and we will attempt to protect our products with a combination of patent, copyright, trademark and trade secret laws, as well as with confidentiality procedures and contractual provisions.  These legal protections afford only limited protection and may be time-consuming to obtain and maintain.  Further, in spite of our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our services.  In addition, our competitors could independently develop non-infringing pharmaceutical products and technologies or services which are competitive with, equivalent to, and/or superior to our pharmaceutical products, technologies or services.  Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights.  Further, we intend to produce and/or distribute our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent, as do the laws of the United States.

Litigation to protect intellectual property rights or defend against third-party allegations of infringement may be costly.

Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources from our business operations, and even if we had a legitimate claim there can be no assurance that we would have the financial resources to enforce our rights effectively.

We cannot be certain that our products or activities do not, or will not, infringe upon the intellectual property rights held by third parties, or that other parties will not assert infringement claims against us. From time to time, we may be involved in disputes with these third parties. Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources. Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business. Even if we had a legitimate claim, there can be no assurance that we would have the financial resources to enforce our rights effectively. If we are enjoined from using a Product, we will need to obtain a license to use the Product, but licenses may not be available to us at a reasonable cost, or at all.

RISK FACTORS - continued

From time to time, other companies and individuals may assert exclusive patent, copyright, trademark and other intellectual property rights to products which are important to our business.  We will evaluate each such claim and, if appropriate, seek a license to use the protected technology. There can be no assurance that we will be able to obtain licenses to intellectual property of third parties on commercially reasonable terms, if at all. In addition, we could be at a disadvantage if our competitors obtain licenses for protected products with more favorable terms than we do. If it is determined that we have infringed upon the intellectual property rights of another party, we may be required to do one or more of the following:

●	pay monetary damages to settle the results of such adverse determination, which could adversely affect our business, financial condition and results of operations;
●	cease selling, incorporating or using any of our products which incorporate the challenged intellectual property, which would adversely affect our revenue or costs, or both;
●	obtain a license from the holder of the infringed intellectual property right, which might be costly or might not be available upon reasonable terms, or at all; or
●	redesign our products to make them non-infringing, which would be costly and time-consuming and may require additional clinical trials, or may not be possible at all.

Although we currently know of no actual or threatened claim of infringement which would be material to us, there can be no assurance that such a claim will not be asserted. If such a claim is asserted, there can be no assurance that the resolution of the claim would permit us to continue producing the product in question upon commercially reasonable terms. In addition, there is a risk that some of our confidential information could be compromised by disclosure during intellectual property litigation. Any of the foregoing could have a material adverse effect upon the results of our operations and our financial position.

We may be subject to additional risks associated with doing business in foreign countries.

If we are successful in expanding our business into countries other than the United States and the PRC, in addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks may result from conducting business in foreign countries, including, without being limited to, the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability, which may be exacerbated in various foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

 In doing business in foreign countries we may also be subject to risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

When doing business in foreign countries, we may be subject to uncertainties with respect to those countries’ legal systems and application of laws, which may impact our ability to enforce our agreements and may expose us to lawsuits.

RISK FACTORS - continued

Legal systems in many foreign countries are new, unclear, and continually evolving.  There can be no certainty as to the application of laws and regulations in particular instances.  Many foreign countries do not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement.  New laws and changes to existing laws may occur quickly and sometimes unpredictably.  These factors may limit our ability to enforce agreements with our current and future customers, vendors and licensees.  Furthermore, it may expose us to lawsuits by our customers and vendors in which we may not be adequately able to protect ourselves.

When doing business in certain foreign countries, we may be unable to fully comply with local and regional laws which may expose us to financial risk.

When doing business in certain foreign countries, we may be required to comply with informal laws and trade practices imposed by local and regional government administrators.  Local taxes and other charges may be levied depending upon the local needs for tax revenues, and may not be predictable or evenly applied.  These local and regional taxes/charges and governmentally imposed business practices may affect our cost of doing business and may require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies.  In addition, it is often extremely burdensome for businesses operating in foreign countries to comply with some of the local and regional laws and regulations.  Our failure to maintain compliance with the local laws may result in hefty fines and fees which may have a substantial impact upon our cash flow, cause a substantial decrease in our revenues, and may affect our ability to continue operations.

Various administrative agencies in foreign countries have informal rule enforcement with which we may not be able to comply.

Although we expect to be able to operate within changing administratively imposed business practices and otherwise to comply with the informal enforcement rules of the various administrative agencies in the countries where we will operate, there can be no assurance that we will be able to do so.  If local or regional governments or administrators in foreign countries impose new practices or levies which we cannot effectively respond to, or if administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted.  Our ability to appeal many of the local and regionally imposed laws and regulations may be limited, and we may not be able to seek adequate redress for laws which materially damage our business and affect our ability to continue operation.

The PRC's legal system and application of laws are uncertain which may impact our ability to enforce our agreements and may expose us to lawsuits.

We currently intend to conduct a significant portion of our business in the PRC, which utilizes a civil law system based upon written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in the PRC (which does not presently apply to us) and foreign entities doing business in the PRC. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly and their interpretation and enforcement involves uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits, such as requisite business licenses.

Many foreign judiciaries are relatively inexperienced in enforcing the laws which exist, which may expose us to costly litigation and uncertain outcomes.

If we are involved in litigation in a foreign country, we may not be able to properly evaluate the possible outcome.  This may expose us to costly litigation.  Furthermore, we may be exposed to potential inequitable judicial results.  Either of those scenarios may have a material adverse effect upon our business or financial condition.

RISK FACTORS - continued

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Fluctuations in exchange rates, primarily those involving the U.S. dollar or Chinese Renminbi, may affect our costs and operating margins, which in turn could affect our revenues.  In addition, these fluctuations could result in exchange losses and increased costs.

Risks Related to Our Management

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Currently our two officers are also our directors , and our officers are the only persons responsible for conducting our day-to-day operations.  We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, without the assistance of any outside directors on matters which require the judgment of the Board of Directors.

Our success is dependent upon the continued services of Management and we currently have no key man insurance upon any key personnel.

Our success is dependent upon the continued efforts of Richard Lui, one of our Founders and currently our President, Chief Executive Officer and Chairman and Monica Ding, one of our Founders and currently our Chief Financial Officer , Secretary  and a Director. The loss of Mr. Lui or Ms. Ding would have a material adverse effect upon our operations.  We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow and rely substantially upon part time consultants and the employees of companies with which we have developed relationships.   There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect upon our business, financial condition and results of operations.

We do not currently maintain "key man" life insurance on the life of any of our employees.  To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons and there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

There may be conflicts of interest between our Management and other shareholders.

Conflicts  of  interest  create  the  risk  that  Management  may  have an incentive to act  adversely to the interests of other  shareholders.  In view of the fact that Management, together with their immediate family members, owns an aggregate of 73.56% of our issued and outstanding shares, if a conflict of interest arises between our Management's personal pecuniary interests and their fiduciary duty to our shareholders, Management would be in a position to take advantage of such an opportunity.  Accordingly, although we are unaware of any potential conflicts of interest at this time, our Management's pecuniary interest may at some point compromise their fiduciary duty to our shareholders.

RISK FACTORS - continued

RISK FACTORS RELATED TO OUR SHARES OF COMMON STOCK

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If the trading price of our Common Stock sells below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

Our Directors have the right to authorize the issuance of Preferred Stock.

Our directors, without further action by our shareholders, have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP

The following is a discussion of PharmaHub’s financial condition and results of operations from inception (July 9, 2009) through March 31, 2010 and certain material events thereafter. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions that the management of PharmaHub considers reasonable, are subject to risks and uncertainties. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Overview

We are a development stage biopharmaceutical company focusing on the identification, acquisition , development and commercialization of pharmaceutical and healthcare products and technologies to address what Management believes are important unmet medical needs or which offer improved and cost-effective alternatives to current methods of treatment.  We intend to form relationships with, and then act as an intermediary between, Chinese pharmaceutical companies and other pharmaceutical companies located worldwide with initial emphasis in the United States, and when Management determines we have sufficient resources, in Europe (with a goal of eventually becoming a global pharmaceutical “HUB”).

Since our inception in July 2009, we have formed strategic partnerships and entered into cooperation agreements with research institutes, pharmaceutical companies and a governmental agency in the PRC. In September 2009, we entered into an exclusive cooperation with the National Engineering Research Center for the Development of New Drugs, d/b/a Beijing Collab Pharma Co. Ltd. (“NERC”) , a quasi-state owned enterprise formed by the Ministry of Science and Technology of the People’s Republic of China. Pursuant to the terms of the Exclusive Cooperation Agreement, PharmaHub shall identify promising drug candidates in the United States and eventually Europe and assist the NERC in obtaining rights to develop and market such candidates in the People’s Republic of China (the “PRC”) and the NERC shall (1) identify promising drug candidates in the PRC for PharmaHub to develop and market outside of the PRC and/or present to pharmaceutical companies located outside of the PRC and (2) assist PharmaHub in conducting the necessary preclinical and clinical studies within the PRC with the State Food and Drug Administration (“SFDA”) of various selected worldwide drugs

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP - continued

In June 2010, we formed Akanas Therapeutics, Inc. with Dr. David Weaver and Dr. Michael Rynkiewicz to further the research and development of a proprietary technology using atomic structure to rapidly and cost-effectively create humanized antibodies which retain high affinity and avoid immunogenicity.

In July 2010, we formed a strategic partnership with the Sichuan Provincial government through the Sichuan Technology Exchange Center (the “STEC”), a subsidiary of the Sichuan Provincial Science & Technology Department, pursuant to which we and the STEC shall identify and present to each other promising pharmaceutical technologies in the United States and the PRC, respectively, to promote technological exchange and transfer between China and the U.S.

In July 2010, we entered into a cooperation agreement with Chengdu Yongkon Pharmacy Co. Ltd., a Chinese pharmaceutical company with an established sales network in China. (“Chengdu Yongkon”). Pursuant to the terms of the cooperation agreement, we have been appointed by Chengdu Yongkon to be its appointed agent to identify pharmaceutical products and medical devices in the U.S. and negotiate the terms to sell such products and devices within the PRC.

In August 2010, PharmaHub entered into an Exclusive Distribution Agreement with Mo-Sci Corp., to research, give PharmaHub the exclusive right to market and sell high precision glass spheres which upon emitting beta radiation is intended for the treatment of malignant tumors (the “Irradiated Microspheres”) in China, Hong Kong, Taiwan and Macau (collectively, the “Greater China Region”), Singapore, Malaysia, and Bangladesh.

In October 2010, we entered into an agreement with Integrated Biometrics, LLC (“IB”), effective October 27, 2010, to distribute IB’s patented Light Emitting Sensor (“LES”) biometric fingerprint scanner on an exclusive basis to certain industries in the PRC.

On November 15, 2010, we entered into an Investors Relations Services Agreement with Stern Investor Relations, Inc. (“Stern”), pursuant to which Stern has agreed to render investor relations services to us. We shall pay Stern for its services a cash fee of $10,000 per month with an initial term ending May 31, 2011 and continuing thereafter on a month to month basis unless terminated by either party at any time upon sixty (60) days’ prior written notice after May 31, 2011.

On November 15, 2010, we entered into an Exclusive Distributor Agreement with Illumibrite LLC (“Illumibrite”), pursuant to which we were appointed to act as the exclusive distributor within the territory that includes PRC, Hong Kong, Taiwan and Macau, for the promotion, sale and delivery of products manufactured or marketed by Illumibrite, which include the Illumibrite Professional Teeth Whitening System and the Gel Savers Trays.  The term of this agreement is four (4) years expiring on December 31, 2014, however, it may be extended for one or more terms of three (3) years following the date on which the Agreement is scheduled to terminate provided:

(1)
During the period beginning nine months, and ending six months, prior to the scheduled date of termination of this Agreement, Distributor gives Illumibrite notice of its intention to so extend the term of this Agreement, and,

(2)	Illumibrite, during the three-month period following its receipt of the notice described in clause (i) above, gives notice to Distributor of its intention to so extend the term of this Agreement

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP - continued

In December 2010, we entered into Cooperation Agreements separately with Guangzhou Baidi Biotechnology Co., Ltd., Chengdu Yunke Pharmaceutical Co., Ltd., and Xiangxue Pharmaceutical Co., Ltd. and a Letter of Intent with Chengdu Gaotong Isotope Co., Ltd. Pursuant to the terms of these cooperation agreements, these pharmaceutical companies will evaluate our current product candidates. In addition, we have been appointed by the first of these three pharmaceutical companies to be their appointed agent to identify pharmaceutical products and medical devices in the U.S. and negotiate the terms to sell such products and devices within the PRC. We intend to negotiate and enter into project specific agreements for specific product candidates.

On January 25, 2011, we incorporated CPC NuLife, Inc. in the state of Nevada, in which we own 92% to focus on the development and commercialization of irradiated microsphere treating malignant tumor (“NuLife”).

On March 07, 2011, we incorporated Universal Blood Technologies, Inc. in the state of Nevada, to be utilized in connection with the license agreement with the University of California, discussed below.

In March 2011, we entered into an exclusive worldwide license agreement with the University of California, to develop, commercialize, and market a universal donor blood product.

Our goal is to maximize the value of existing intellectual properties and technologies of the companies with which we intend to enter into agreements, including, but not limited to, partnership or licensing agreements. Our business plan has two main prongs: (1) to initiate, conduct and fund costs related to preclinical & clinical studies in the People’s Republic (the “PRC”) of selected drugs which are being developed in the United States, and (2) to attempt to maximize the value of worldwide licensing rights, excluding the PRC, of preclinical & clinical drugs classified as early and late stage by the State Food and Drug Administration of the People’s Republic of China (the “China SFDA”). Our current employees and consultants predominately provide services to identify technology and strategic partners in executing our business plan.  Our management is involved on an ongoing basis with respect to seeking relationships in China which will result in future research and development, and commercial and sales activities in China. We do not anticipate any current consultant or advisor other than officers to participate in the research and development, or engage in commercial and sales activities.

We have set initial milestones with respect to our products. The following is a summary of our milestones:
(1)
The first milestone with respect to the products being developed by MediTherX is reaching clinical trials in China, which is estimated to cost $2,000,000.  After obtaining approval from SFDA for clinical trials, we plan to conduct Phase I Clinical trials while starting to negotiate out-licensing opportunities with pharmaceutical companies.

(2)
The first milestone with respect to the Irradiated Microspheres is obtaining a PMA or CE Mark, which is estimated to cost $2,000,000 for related pre-clinical and clinical trials.  Upon approval of either PMA or CE Mark, we expect to generate revenue by marketing this product in the respective region for which it is approved.

(3)
The first milestone with respect to the Biometric Fingerprint Scanner is to identify and enter into an agreement with a lock manufacturer and/or other distributors, which is estimated to cost $20,000 to $30,000.  The product does not require regulatory approval from the Chinese government prior to sale to the general public.

(4)
The first milestone with respect to the Illumibrite System is obtaining clearance for distribution from CMOH.  We anticipate generating revenues within three to six months of achieving the first milestone, allowing time for packaging, marketing, and sales. We estimate that the clearance for distribution, combined with these expenses will cost between $30,000 and $50,000 total.

Since inception we have focused upon organizing and staffing our company, inviting industry professionals and experts to join our advisory boards, negotiating in-licensing agreements with existing and potential partners, acquiring, developing and securing our proprietary technology, and understanding the preclinical trial and clinical trial results of our product candidates. We are a development stage company and have generated no revenue since inception. We do not anticipate generating any product revenue until and unless we successfully obtain a distribution partner for the LES biometric fingerprint scanner or obtain approval from the FDA, EMA, China SFDA or China MOH with respect to other current product candidates.  Upon approval from a regulatory body, we intend to generate revenues by selling our product candidates within the approved region or by granting patent licenses (“out-licensing”) we acquire to third parties.  Until such time as we are able to generate product revenue, we intend to meet our capital requirements through loans or the private placement of our securities.

Developing pharmaceutical products is a lengthy and expensive process. Even if we do not encounter unforeseen safety issues, timing or other delays during the course of developing our currently licensed product candidates, which are being developed by our subsidiary CPC NuLife, affiliates Akanas Therapeutics and MediTherX, we do not anticipate receiving regulatory approval to market any such products until, at the earliest, 2013 for NuLife Spheres and at the earliest 2015 for MediTherX EGFR humanized antibody.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA PHARMAHUB CORP - continued

Description of Selected Income Statement Items

Revenue and cost of revenue.  We have not generated any revenue from licensing, milestone or products sales through March 31, 2010. We do not expect to generate or produce revenue within the next 24 months for our product candidates but may decide to out-license one or more of our drug product candidates during that timeframe. If successful, we would anticipate revenues from such a transaction.   We have been seeking distribution for the LES biometric fingerprint scanner and Illumibrite Teeth Whitening products which, if successful, we would anticipate revenues from such distribution.   Further, we will continue executing our business plan by in-licensing market-ready products, such as U.S. FDA-approved medical equipment and/or pharmaceutical products, which we believe may allow for a shorter registration process in the PRC. However, we may never generate revenues .

Analysis of Operations Results

General and administrative expenses. General and administrative expenses primarily include expenses for executives and other corporate expenses, including office rent and travel expenses.  As of the date hereof, none of our executives is receiving cash compensation. We issue shares to certain key management members on a quarterly basis based upon service agreements between PharmaHub and the individual service provider. The expenses are recorded at fair market value based upon the date of share issuance. From inception through March 31, 2010, we have incurred a total of $34,762 in general and administrative expenses.

Professional fees. Professional fees are for services provided by vendors on a per engagement basis and consisted primarily of legal, auditing, consulting and other professional fees. From inception through March 31, 2010, we have incurred a total of $99,025 in professional fees. These professional fees were incurred with respect to general administration and business development, and not for developing biopharmaceutical products.

Net loss.  From inception through March 31, 2010, we have incurred a total net loss of $133,787, which is the combination of general and administrative expenses and professional fees.

Analysis of Cash Flow

We have not generated any cash from operating activities.

Net cash provided by financing activities. Cash flow from financing activities amounted to $693,800 from inception through March 31, 2010. We have incurred $84,617 in offering costs and received $609,183 in net proceeds.  Cash flow generated by financing activities consisted of proceeds from our founders’ investment into the Company at incorporation and proceeds from our Rule 506 Private Placement Offering which commenced during January 2010.

LIQUIDITY AND CAPITAL RESOURCES

From inception through March 31, 2010, we have incurred an aggregate net loss of $133,787 as a result of the expenses described above.

As of March 31, 2010, we had working capital of $586,432 and cash and cash equivalents of approximately $372,036.  We have financed our operations primarily through the sale of our stock, and to a much lesser extent, through the issuance of our common stock to service providers.  Cash on hand results primarily from pervious financing activities and proceeds from our Rule 506 private placement of common stock.

LIQUIDITY AND CAPITAL RESOURCES - continued

Financing

As of March 31, 2010, we have raised gross proceeds of $673,599.60 through the sale of 1,169,686 shares of common stock. These shares were offered pursuant to our Rule 506 private placement.

License Agreement and Development Agreement Obligations

Pursuant to the terms of the Definitive Agreement by and among PharmaHub, Dr. Weaver and Dr. Rynkiewicz, PharmaHub has agreed to advance up to an aggregate of $230,000 over the next four years to Akanas Therapeutics, MediTherX and other subsidiaries which may be incorporated by PharmaHub in furtherance of the objectives of the Definitive Agreement (the “Advance”).  The Advance shall be funded from the cash which we have received from the sales of our common stock via private placements and used to fund the reasonably necessary expenses incurred by Akanas Therapeutics, MediTherX and such other subsidiaries with respect to ongoing general and administrative expenses, corporate legal fees, intellectual property legal fees, tax liabilities, and research and development.

Current and Future Financing Needs

We have incurred negative cash flow from operations since inception.  We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including, but not limited to, our planned submission of NuLife Spheres and potential advancement into the development of Akanas Technologies and our marketing and branding initiatives.

Based upon our working capital as of March 25, 2011, the proceeds of our equity financing in 2010 and our projection of spending needs during 2010, which spending needs include general administrative expenses, a portion of advances of up to an aggregate of $230,000 to Akanas Therapeutics, Inc., MeditherX, Inc. in the first 4 years of its formation, and general administrative, preclinical / clinical and regulatory submission expense for CPC NuLife products and or other subsidiaries which we may incorporate, and initiating the sales of IB and Illumibrite products pursuant to the terms of the Distribution Agreement, we believe that we have sufficient capital resources to meet our operating needs into the third quarter of 2011.

We have based our estimates upon assumptions which may prove to be incorrect. The extent of our available resources and the actual amount of funds which we will require are subject to many factors, some of which might be beyond our control. These factors include the following:

●	Costs to acquire and maintain intellectual properties;
●	the progress of our research activities and our ability to find equity partners in jointly conducting such researches;
the progress of our submission to relevant regulatory bodies for NuLife Spheres and their requirements on preclinical and clinical data;
●	the number and scope of our research programs and other commercialization projects;
●	our ability to achieve our milestones under any licensing arrangements; and
●	the cost involved in prosecuting and enforcing patent claims and other intellectual property rights;

Potential sources of additional liquidity include strategic relationships, out-licensing of our products and public or private sales of equity or debt. We may seek to access the public or private equity markets again when and if conditions are favorable to our long-term capital requirements. It is uncertain whether additional funding will be available financing will be available upon terms which will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan.  As a result, we may have to significantly delay certain activities or limit our operations and our business, financial condition and our results of operations would be materially harmed.

LIQUIDITY AND CAPITAL RESOURCES - continued

Off-Balance Sheet Arrangements

We do not have any outstanding off-balance sheet arrangements and has not entered into any transactions that are established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

A summary of significant accounting policies is included in Note 2 of the unaudited financial statements included in this material report upon Form 8-K. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition. Our financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

The Company leases its executive offices, consisting of approximately 240 square feet, not including the conference room located at the office suite which the Company has a right to use, at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765.  In addition, PharmaHub currently leases an office at One Broadway, 14th Floor, and Cambridge, Massachusetts.  The Diamond Bar office space is an executive office, which can accommodate 2-4 people with access to conference rooms in order to accommodate client meetings.  The Cambridge office space is an executive office, which can accommodate 1-2 people with access to conference rooms in order to accommodate client meetings and common space (work stations).

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. Richard Lui, who is also our President and Chief Executive Officer and Ms. Monica Ding, who is also our Chief Financial Officer and Secretary .

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
Richard Lui	45	President, CEO, Chairman	2009
Monica Ding	32	Secretary, CFO, Director	2009

All of our directors will hold office until such time as their successors, if any, have been duly elected and qualified.  All of our directors have currently been appointed to indefinite initial terms and we do not currently intend to elect additional directors or replace any of our current officers and directors.

All of our executive officers will hold office until the next annual meeting of the directors and until their successors, if any, have been duly appointed and qualified.

DIRECTORS AND EXECUTIVE OFFICERS - continued

Richard Lui, Age 45 , Founder, Director, Chairman, President and CEO since its inception in 2009 to present. From 2002 to 2009, Mr. Lui was the President and principal owner of Morgan Strategies Inc., a corporate finance advisory firm from January 2003 to August 2010.   Mr. Lui holds a B.S. degree in Aerospace Engineering from the University of Oklahoma.  Mr. Lui has also served on the Board of Directors of GeneBlue Corporation from December 2006  until February 2010.  We believe that Mr. Lui’s previous experiences as President and principal owner of Morgan Strategies, Inc., in conjunction with his directorship at GeneBlue Corporation, provide him with the business experience and business relationships in both the United States and PRC necessary to direct and oversee our development, including, but not limited to, the identification of, and negotiations with potential joint venture partners.

Monica Ding, Age 32 , Founder, Director, Chief Financial Officer and Secretary  of PharmaHub. Ms. Ding brings over 10 years of experience in corporate finance and business development in the Greater China region.   From January 2003 through March 2008,  Ms. Ding was Vice President at Morgan Strategies, Inc., a corporate finance advisory firm.  From 2008 to 2009, Ms. Ding has served as  a consultant at Beijing Wowjoint Machinery Co., Ltd, a company specialized in the design, engineering and manufacturing of customized lifting and carrying equipment for the construction of railways, highways, subways and ports and which is now a wholly owned subsidiary of Wowjoint Holdings Limited, a NASDAQ listed public reporting company. From 2006 to 2008, Ms. Ding also served as a consultant to American Metal & Technology, Inc, which engages in precision casting, machining, and mold designing and manufacturing in the People's Republic of China and has been a U.S. public company since 2007.   These consulting services for both Wowjoint and American Metal & Technology were provided from time to time at the request of management.    Ms. Ding has also served on the Board of Directors of GeneBlue Corporation from December 2006  until February 2010. We believe that Ms. Ding’s previous experiences provide her with the business experience and business relationships in both the United States and PRC necessary to oversee our day to day operations.

Scientific Advisory Board (“SAB ”), Business Development Advisory Board (“BDAB ”), and Policy Advisory Board (“PAB”)

In addition to our Board of Directors and Executive Officers, we also have a Scientific Advisory Board (“SAB ”), Business Development Advisory Board (“BDAB ”), and Policy Advisory Board (“PAB”).   These three boards serve similar functions in identifying and advising Management of opportunities and products in the healthcare industry including, but not limited to, pharmaceutical products.  Each member of the SAB, BDAB , and PAB are also available to consult with the Company with respect to their respective fields of expertise.  Although the members of the SAB, BDAB , and PAB are not our Directors or Executive Officers, Management believes that each offers expertise in fields which are of interest to the Company by virtue of their experience and positions of leadership with various pharmaceutical companies and educational institutions.

Members of our SAB, BDAB , and PAB are compensated solely  with shares of our common stock or nominal cash as set forth below.   They are entitled to reimbursement of reasonable travel and other out-of-pocket expenses incurred in the performance of their duties to the Company, provided that any expense in excess of $250 must be pre-approved by the Company.

Members of the SAB, BDAB, and PAB are selected based upon their experience and relationship in different areas including, but not limited to, marketing and clinical research, which would compliment other members of our boards and provide additional expertise in engaging in our business plan.

Our SAB currently consists of seven members, Peter Elliot, Ph.D., Richard Fisher, Ph.D., Dr. Ihsan Ul Haque, Curtis T. Keith, Ph.D., Xuan Kong, Ph.D., David Weaver, Ph.D., and Linze Zhang. The terms of the agreement with Dr. Xuan, Dr. Weaver, and Dr. Elliott have expired, and we are in the process of extending the terms. Extension letters are being reviewed and are expected to be accepted and signed in the near future.

DIRECTORS AND EXECUTIVE OFFICERS - continued

Our BDAB currently consists of four members: Ikbal R. Chowdhury, Ph.D., Gus Pappas, Ph.D., Christian T. Tedrow , and Lianna Tan .

Our Policy Advisory Board currently consists of Qunhuan Liang.

In addition, Cai ZhiXiang renders services to the Company on a consultant basis with respect to developing the Company’s business in the PRC.

On August 31, 2010, Ms. Aubrye Harris-Foote, our Vice-President of Investor Relations as of the date of the initial filing of the Form 8-K, resigned from her position as Vice-President of Investor Relations in order to devote her time to other endeavors, although Ms. Harris-Foote continues to be involved with the Company on a consultant basis.

On November 6, 2010, Mr. Roger Xie, our Executive Vice-President Head of Global Development and Chair of Scientific Advisory Board as of the date of the initial filing of the Form 8-K, resigned from his position as Executive Vice-President Head of Global Development and Chair of Scientific Advisory Board in order to focus himself upon other endeavors, although Mr. Xie continues to be involved with the Company on a consultant basis.

On December 31, 2010, Mr. Eric Zhang, our Financial Controller resigned from his position effective as of January 6, 2011 in order to focus on his own private accounting firm practice. We currently utilize Mr. Zhang’s accounting firm Chan & Zhang CPA to provide accounting related services.

The following sets forth the terms and compensation of the individual service providers who are members of our designated Boards:

Scientific Advisory Board:
-	David Weaver served from March 1, 2010 through February 28, 2011, and received 10,000 shares as annual compensation.

-	Curtis Keith has been serving since April 1, 2010, which term expired on March 31, 2011, and received 10,000 shares as annual compensation.

-	Ihsan Haque has been serving since March 22, 2010, which term expired on March 21, 2011, and received 10,000 shares as annual compensation.

-	Peter Elliott has been serving since January 1, 2010, which term expires on December 31, 2011 and is in the process of being extended, and received 10,000 shares as annual compensation.

-	Richard Fisher has been serving since February 26, 2010, which term expired on February 25, 2011 and has been renewed, and received 10,000 shares as annual compensation.

-	Xuan Kong served from January 1, 2010 through December 31, 2010, and received 10,000 shares as annual compensation.

-	Linze Zhang has been serving since August 18, 2010, which term expires on August 17, 2011, and received 10,000 shares as semi-annual compensation.

Business Development Board:
-	Gus Pappas has been serving since August 1, 2010, which term expires on July 31, 2011, and received 5,000 shares as quarterly compensation for the past two quarters.

-	Ikbal Chowdhury has been serving since August 1, 2010, which term expires on July 31, 2011, and received 5,000 shares as quarterly compensation.

-	Christian Tedrow has been serving since May 1, 2010, which term expires on April 30, 2011, and received 10,000 shares as annual compensation.

-	Liana Tan has been serving since January 25, 2011, which term expires on January 24, 2012, and is entitled to receive 2,500 shares as quarterly compensation.

DIRECTORS AND EXECUTIVE OFFICERS - continued

Policy Advisory Board

-	Qunhuan Liang has been serving since February 28, 2011, which the term expires on February 27, 2012, and received 5,000 shares as annual compensation.

EXECUTIVE COMPENSATION

In view of the fact that we are a development stage Company which was formed in July, 2009, we did not pay any cash compensation to any of our officers and directors until November 2010.  Commencing in November 2010, Richard Lui and Monica Ding have been receiving monthly compensation of $4,500 and $4,000 respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On June 15, 2010, the Company entered into a Definitive Agreement with Dr. David Weaver and Dr. Michael Rynkiewicz (the “Definitive Agreement”) pursuant to which the Company has reimbursed Drs. Weaver and Rynkiewicz for certain costs incurred as of the date of the Definitive Agreement with respect to developing the technology which is the subject of the patents set forth below; shall enter into joint ventures with Drs. Weaver and Rynkiewicz to develop and market certain intellectual property, including, but not limited to, patents with respect to technologies created by Drs. Weaver and Rynkiewicz; shall form joint venture entities with Drs. Weaver and Rynkiewicz of which the Company shall initially own 35% and to which Drs. Weaver and Rynkiewicz have assigned their rights with respect to the patents discussed below. These patents utilize and analyze the atomic structure of parental antibodies to rapidly and cost-effectively create human antibodies which retain high affinity and avoid provoking a response by the immune system (the “Antibody Technology”).

On June 15, 2010, pursuant to the terms of the Definitive Agreement, PharmaHub incorporated Akanas Therapeutics, Inc, a Nevada corporation (“Akanas Therapeutics”).  Pursuant to the terms and conditions of the Definitive Agreement, PharmaHub owns a 35% interest in Akanas Therapeutics. Drs. Weaver and Rynkiewicz, who jointly own the remaining 65% of Akanas Therapeutics, have contributed the exclusive rights with respect to the Antibody Technology to Akanas Therapeutics.

Pursuant to the terms of the Definitive Agreement, PharmaHub also incorporated MediTherX, Inc. (“MediTherX”) with Dr. Weaver and Dr. Rynkiewicz on June 30, 2010 in the State of Nevada. PharmaHub owns 35% of MediTherX.  MediTherX will focus upon the development and commercialization of its proprietary Epidermal Growth Factor Receptor (“EGFR”) human antibodies aimed to replace ImClone Systems Incorporated’s $2.5 billion blockbuster monoclonal antibody ERBITUX®.  MediTherX licenses its technologies from Akanas Therapeutics, Inc. Management believes that MediTherX’s proprietary EGFR humanized antibodies have the potential to be superior in clinical trials, with lower immunogenicity and reduced side effects as compared to ERBITUX®.  The initial research and development with respect to MediTherX’s proprietary EGFR humanized antibodies had been conducted at Beijing Biotechnology Institute in the People’s Republic of China (the “PRC”). Management plans to continue working with Beijing Biotechnology Institute and also seek additional partners in the PRC to further its R&D and file Investigational New Drug Discovery (“IND”) in China.

On June 17, 2010, PharmaHub completed the transaction of purchasing 5,000,000 shares of common stock of World Wide Relics, Inc (“WWR”) from E. Todd Owens, representing 77.18% of the total issued and outstanding shares of WWR, effecting a change of control of WWR.  PharmaHub paid $275,250 as the purchase price for the shares, which funds were previously remitted to the Seller in March 2010 as a deposit. The two directors of PharmaHub were appointed as the directors and executive officers of WWR while all of the former directors and officers of WWR resigned simultaneously.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE - continued

On August 13, 2010, PharmaHub announced that it closed with respect to a Merger Agreement dated as of July 28, 2010 (the “Agreement”) entered into with WWR.  Pursuant to the terms of the Agreement, PharmaHub merged with and into WWR and all of the property, rights, privileges, powers and franchises of PharmaHub vested in WWR, all debts, liabilities and duties of PharmaHub became the debts, liabilities and duties of WWR and the separate existence of PharmaHub as a Nevada corporation ceased (the “Merger”).  Subsequent to the Merger, WWR changed its name to “China PharmaHub Corp.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s common stock based upon 17,766,098 shares issued and outstanding as of December 31 , 2010, by:

●	each person who is the owner of more than 5% of the Company’s common stock outstanding after the closing of the Merger;
●	each person who became an executive officer or director of the Company upon closing of the Merger; and
●	all of the Company’s directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Ordinary Shares Beneficial Ownership	Percentage of Outstanding Ordinary Shares
Richard Lui, Director and Officer(1)	3,500,000	19.70%
Monica Ding, Director and Officer(1)	3,000,000	16.89%
Amy Wang(1)(2)	2,500,000	14.07%
Rui Lin Ding(1)(3)	3,000,000	16.89%
Directors & Officers as a group	6,500,000	36.59%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 20955 Pathfinder Road, Suite 100 Diamond Bar, California 91765.
(2)	Amy Wang is the wife of Richard Lui and is an initial investor in the Company.
(3)	Rui Lin Ding is the father of Monica Ding and is an initial investor in the Company.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is traded on the OTCBB under the symbol "WRLC.OB" As trading in the Company's common stock is limited and quotations are sporadic, on August 3, 2010, which was the last date upon which our common stock traded prior to August 12, 2010, the day before the closing of the Merger, the closing price for the Company's common stock was $5.00 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - continued

As of the close of business on August 12, 2010, there were approximately 26 holders of record of the Company's common stock.  Upon consummation of the Merger there were approximately 61 holders of record of the Company's common stock.

The Company has no plans to declare cash dividends on its common stock in the future and has not declared any since inception. There are no restrictions that limit the ability of the Company to declare cash dividends on its common stock and the Company does not believe that there are any that are likely to do so in the future.

The following table sets forth, for the calendar quarter indicated the quarterly high and low sale prices for our common stock since January 25, 2010, the effective date of our Registration Statement on Form S-1. The Over-the-Counter Bulletin Board quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Common Stock
Quarter Ended	High	Low
March 31, 2010	N/A	N/A
June 30, 2010	N/A	N/A
September 30, 2010	$5.00	$1.10
December 31, 2010	*	*
March 31, 2011 (through March 31, 2011)	$4.97	$4.97
*No trades

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of the Company consists of 5,000,000 shares of “blank check” preferred stock, of which none are issued and outstanding and, immediately following the closing of the Merger, 25,000,000 shares of common stock, of which 16,737,542 shares were issued and 15,245,204 shares were issued and outstanding.  Subsequent to the filing of Articles of Merger with the Nevada Secretary of State, the Company filed Articles of Amendment to its Articles of Incorporation increasing the number of authorized shares of common stock to 75,000,000. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Company does not have any other classes or series of capital stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this amended filing, the Company has no shares of preferred stock issued and outstanding. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the stockholders.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

Mr. Richard Lui, Ms. Amy Wang, Ms. Monica Ding and Mr. Rui Lin Ding were issued 3,500,000, 2,500,000, 3,000,000 and 3,000,000 shares, respectively , of restricted common stock as founders shares as of August 10, 2009.   They were issued at par value $0.001 per share. There were no business activity between the time the company was formed and the issuance of the founders shares.

During the period from January 29, 2010 through September 15, 2010, we sold an aggregate of 1,278,019 shares to 23 investors in exchange for net proceeds of $682,195 in cash pursuant to Rule 506 of Regulation D, promulgated under the Securities Exchange Act of 1934, as amended. There have been no sales of our securities subsequent to September 15, 2010. A list of the investors, the amount of stock purchased, and the date(s) of the purchase are listed below:

NAME OF INVESTOR	PRICE PER SHARE	TOTAL SHARES	TOTAL PRICE	DATE(S) PURCHASED
Neil Ackerson	$0.60	18,333	$11,000.00	8/27/10
Mohammad Akram Dar	$0.60	50,000	$30,000.00	2/10/10
Tucker Allen	$0.60	166,666	$100,000.00	2/10/10
William Burkland	$0.60	8,350	$5,010.00	3/16/10
Ian Burkland	$0.60	16,670	$10,002.00	3/16/10
Dadojul Trust	$0.60	100,000	$60,000.00	2/10/10
David Eric Allen Investment Trust	$0.60	25,000	$15,000.00	3/17/10
Flint Creek LLLP	$0.60	200,000	$120,000.00	3/18/10
Mansoor Haque	$0.60	26,000	$15,600.00	2/10/10
Marcia Kimball	$0.60	12,000	$7,200.00	3/26/10
Bosko Lazic	$0.60	10,000	$6,000.00	5/12/10
Adnan Mir	$0.60	10,000	$6,000.00	3/3/10
Ghulam Mir	$0.60	50,000	$30,000.00	2/10/10
Mark Palomba	$0.60	10,000	$6,000.00	3/18/10
Pete and Pat Allen Grandchildren’s Trust	$0.60	100,000	$60,000.00	2/10/10
R.S. Dallas Capital, LLC	$0.60	30,000	$18,000.00	8/27/10
Samuel Rosenfeld	$0.60	35,000	$21,000.00	2/10/10, 3/3/10
Saad Sanyurah	$0.60	91,667	$55,000.20	2/10/10, 5/12/10
Scaled Investments LLC	$0.60	100,000	$60,000.00	2/10/10
Rusel Sutcliffe	$0.60	10,000	$6,000.00	1/29/10
Ihsan ul Haque	$0.60	150,000	$90,000.00	2/10/10
Saif ur Rehman	$0.60	50,000	$30,000.00	3/1/10
Michael Varinsky	$0.60	8,333	$5,000.00	9/15/10

The sale of all shares were to “accredited investors” as defined in Rule 501 of Regulation D, promulgated under the Securities Exchange Act of 1934, as amended, pursuant to Rule 506 of Regulation D and are therefore exempt from registration under the Securities Act of 1933 pursuant to Regulation D.  Accordingly, the sale of the shares set forth above were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

All purchasers represented in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may be sold pursuant to the exemption provided by Section 4(1) of the Securities Act or Rule 144 of the Securities Act.

RECENT SALES OF UNREGISTERED SECURITIES - continued

In August, 2010, we sold an aggregate of 1,000,000 shares to two investors in exchange for an aggregate $600,000 in cash pursuant to Regulation S, promulgated under the Securities Act. A list of the investors, the amount of stock purchased, and the date(s) of the purchase are listed below:

NAME OF INVESTOR	PRICE PER SHARE	TOTAL SHARES	TOTAL PRICE	DATE(S) PURCHASED
Bao Jun Zhang	$0.60	500,000	$300,000.00	8/4/10
Qi Fa Zhang	$0.60	500,000	$300,000.00	8/4/10

All purchasers represented in writing that they were not “U.S. Persons” as defined by Regulation S, were not acquiring the Shares for the account or benefit of a U.S. Person and that the transaction was an offshore transaction within the meaning of Regulation S.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may be sold in accordance with the exemption provided by Regulation S, promulgated under the Securities Act.

As of September 30, 2010, an aggregate of 1,842,045 shares have been issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as consideration to Roger Xie, Eric Zhang, Aubrye Harris-Foote and Pharma Corporate Strategies LLC for services rendered.   Based on their respective services agreements, Roger Xie was issued 1,000,000 shares, Eric Zhang was issued 96,250 shares, Aubrye Harris-Foote was issued 45,795 shares, and Pharma Corporate Strategies LLC was issued 700,000 shares.   Of these shares,  575,060 shares have been released pursuant to the terms of the services agreements between the Company and Roger Xie, Eric Zhang, Aubrye Harris-Foote and Pharma Corporate Strategies LLC, respectively, and are currently outstanding.   Of these shares, 749,593 shares have been subsequently repurchased by the Company pursuant to termination of services agreements.  We have not, nor has any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising.

We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Hart Capital Management, LLC (“Hart”) has introduced us to the investors  in our Regulation D offering in return for a finder’s fee of 10%.  Other than introducing us to our Regulation D investors, Hart has had no other involvement with respect to the sale of our securities to the Regulation D investors set forth above.

King Fortune Consultants Limited (" King Fortune") has introduced us to the investors in our Regulation S offering in return for a finder's fee of 10%. Other than introducing us to our Regulation S investors, King Fortune has had no other involvement with respect to the sale of our securities to the Regulation S investors set forth above.

Other than as described above, we have not issued or sold any other securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Article IX of our Bylaws states certain indemnification rights. Our Bylaws provide that we shall indemnify, to the fullest extent permitted by the Nevada Revised Statutes, any director or officer, provided that such director or officer acted in good faith and with the reasonable belief that their actions were in the best interests of the Company.  Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used to satisfy any liabilities subject to indemnification.

INDEMNIFICATION OF DIRECTORS AND OFFICERS - continued

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 5.01. Changes in Control of Registrant

See Item 2.01

Item 5.02 Departure of Directors and Certain Officers

As disclosed in a Form 8-K filed with the SEC on June 21, 2010, which is incorporated herein by reference, immediately following the sale of control of WWR on June 17, 2010, John Amand, our former President, Chief Executive and Financial Officer and a director, and E. Todd Owens, our former Secretary, Chief Accounting Officer and a director, appointed Richard Lui as President, Chief Executive Officer and as a director of the Registrant, and Monica Ding as Secretary, Chief Financial Officer and as a director of the Registrant.  Mr. Amand and Mr. Owens then resigned all of their respective positions as officers and directors of the Registrant.

On August 31, 2010, Aubrye Harris-Foote, Vice-President of Investor Relations as of the date of the initial filing of the Form 8-K on August 13, 2010, resigned from her position as Vice-President of Investor Relations in order to devote her time to other endeavors, although Ms. Harris-Foote continues to be involved with the Company on a consultant basis.  We entered into a termination agreement effective August 31, 2010.

On November 6, 2010, Mr. Roger Xie, our Executive Vice-President Head of Global Development and Chair of Scientific Advisory Board as of the date of the initial filing of the Form 8-K, resigned from his position as Executive Vice-President Head of Global Development and Chair of Scientific Advisory Board in order to focus himself upon other endeavors, although Mr. Xie continues to be involved with the Company on a consultant basis. We entered into a termination agreement which was effective as of January 6, 2011 to his consulting services.

On December 30, 2010, Mr. Eric Zhang, our Financial Controller as of the date of the initial filing of the form 8-K, resigned from his position, effective December 30, 2010, in order to focus on his own private accounting firm practice.  Mr. Zhang’s accounting firm Chan & Zhang CPA continues to provide accounting related services to us.  We entered into a termination agreement effective December 30, 2010.

Item 5.03 Amendments to Certificate of Incorporation; Changes in Fiscal Year

The Company has filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to change its name to “China PharmaHub Corp.” The Amendment became effective on August 23, 2010. We believe that the Amendment better reflects the purpose of the Company and the change of ownership as discussed in Item 2.01. A copy of the Amendment has been filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 3.1	Amendment to Certificate of Incorporation**
Exhibit 3.2	Bylaws**
Exhibit 10.1	Merger Agreement between China PharmaHub Corp. and World Wide Relics, Inc. dated July 28, 2010* *
Exhibit 10.2	Exclusive Cooperation Agreement between China PharmaHub Corp. and the PRC National Engineering Research Center for the Development of New Drugs dated September 15, 2009*
Exhibit 10.3	Definitive Agreement among China PharmaHub Corp., David Weaver and Michael Rynkiewicz dated June 15, 2010*†
Exhibit 10.4	Cooperation Agreement between China PharmaHub Corp. and Chengdu Yongkon Pharmacy Co., Ltd. dated July 1, 2010**
Exhibit 10.5	Cooperation Agreement between China PharmaHub Corp. and the Sichuan Technical Exchange Center dated July 1, 2010**
Exhibit 10.6	Distribution Agreement between China PharmaHub Corp. and Mo-Sci Corp. dated as of August 17 , 2010*†
Exhibit 10.7	Distribution Agreement between China PharmaHub Corp. and Integrated Biometrics, LLC dated as of October 11, 2010***†
Exhibit 10.8	Investor Relations Services Agreement between China PharmaHub Corp. and Stern Investor Relations dated November 15, 2010**
Exhibit 10.9	Exclusive Distributorship Agreement between China PharmaHub Corp. and Illumibrite LLC dated November 15, 2010 *
Exhibit 10.10	Cooperation Agreement between China PharmaHub Corp. and Guangzhou Baidi Biotechnology Co., Ltd. dated December 3, 2010 *
Exhibit 10.11	Cooperation Agreement between China PharmaHub and Chengdu Yunke Pharmaceutical Co., Ltd. dated December 23, 2010 *
Exhibit 10.12	Cooperation Agreement between China PharmaHub Corp. and Xiangxue Pharmaceutical Co. Ltd. dated December 23, 2010 *
Exhibit 10.13	Letter of Intent between China PharmaHub Corp. and Chengdu Gaotong Isotope Co., Ltd dated September 28, 2010 *
Exhibit 10.14	Services Agreement between China PharmaHub Corp. and Pharma Corporate Strategies LLC, dated January 13, 2011. *
Exhibit 10.15	Services Agreement between China PharmaHub Corp. and Aubrye Harris-Foote, dated April 06, 2010. *
Exhibit 10.16	Services Agreement between China PharmaHub Corp. and Roger Xie, dated January 07, 2010. *
Exhibit 10.17	Services Agreement between China PharmaHub Corp. and Eric Zhang, dated January 06, 2010. *

*     Filed Herewith
**   Previously Filed
*** To be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010
†      Confidential Treatment Requested

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PHARMAHUB CORP. (Registrant)

Dated: April 6, 2011	By:	/s/ Richard Lui
Richard Lui
Title: President and CEO

 INDEX TO FINANCIAL STATEMENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

CHINA PHARMAHUB FINANCIAL STATEMENTS

BALANCE SHEET AS OF MARCH 31, 2010	F-2

STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-3

STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-4

STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (JULY 9, 2009) TO MARCH 31, 2010	F-5

NOTES TO FINANCIAL STATEMENTS	F-6 – F-10

PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2010	F-11

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2010	F-12

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	F-13

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
China Pharmahub Corporation

We have audited the accompanying balance sheet of China Pharmahub Corporation (A Development Stage Company) as of March 31, 2010 and the related statements of operations, stockholders’ deficit, and cash flows for the period from inception (July 9, 2009) to March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Pharmahub Corporation. (A Development Stage Company) as of March 31, 2010 and the results of their operations and cash flows for the period from inception (July 9, 2009) to March 31, 2010 in conformity with accounting principles generally accepted in the United States.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
August 13, 2010

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31, 2010
ASSETS	(Audited)

Current assets
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284
Total current assets	676,145

Total assets	$676,145

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued expenses	$16,851
Other current liability	72,862
Total current liabilities	89,713

Total liabilities	89,713

Stockholders' equity
Common stock, $0.0001 par value; 50,000,000
shares authorized,13,574,468 shares issued and outstanding	1,357
Additional paid-in capital	747,074
Stock subscriptions receivable	(28,212)
Deficit accumulated during the development stage	(133,787)
Total stockholders' equity	586,432

Total liabilities and stockholders' equity	$676,145

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(Audited)

For the Period from Inception (July 9, 2009) to March 31, 2010

Revenue	$-

Operating expenses
General and administrative	34,762
Professional fees	99,025
Total operating expense	133,787

Net loss	$(133,787)

Earnings per share - basic
Net loss attributable to common stockholders	$(0.01)
Weighted average shares outstanding basic	12,404,820

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from inception (July 9, 2009) to March 31, 2010
(Audited)

	Common Stock		Subscription		Deficit Accumulated during Development
	Shares	Par	Receivable	APIC	Stage	Total

Balance, July 9, 2009	-	$-	$-	$-	$-	$-

Stock issued for cash	12,000,000	1,200		18,800		20,000
($.00167/share)

Stock issued for cash	120,000	12		188		200
($.00167/share)

Stock issued for services	100,000	10		157		167
($.00167/share)

Stock issued for services	20,000	2		11,998		12,000
($.60/share)

Stock issued for services	50,000	5		29,995		30,000
($.60/share)

Stock issued for service	114,782	11		68,858		68,869
($.60/share)

Stock issued for cash, net of	1,169,686	117	(28,212)	617,078		588,983
offering costs($.60/share)

Net loss					(133,787)	(133,787)
Balance, March 31, 2010	13,574,468	$1,357	$(28,212)	$747,074	$(133,787)	$586,432

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(Audited)

For the Period from inception (July 9, 2009) to March 31, 2010
Cash Flows From Operating Activities:
Net Loss	$(133,787)
Adjustments to reconcile net loss to net cash
used in operating activities:
Shares issued for services	111,036
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other receivable	(301,825)
(Increase) in other receivable	(2,284)
Increase in accrued expenses	16,851
Increase in other current liability	72,862
Net cash used In operating activities	(237,147)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Proceeds from issuance of common stock,
net of offering costs of $84,617	609,183
Net cash provided by financing activities	609,183

Net increase in cash	372,036

Cash at beginning of period	-

Cash at end of period	$372,036

Supplemental disclosure of cash flow
information:

Cash paid for interest	$-
Cash paid for taxes	$-

See notes to financial statements.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies

Business

China PharmaHub Corp. (the “Company”) was incorporated in the state of Nevada on July 9, 2009.   Since its inception in 2009 to the present, PharmaHub has been engaged in entering into the business of acquiring, developing, commercializing, marketing and selling innovative products for the treatment of a variety of human diseases with a focus upon investing in, or licensing, the rights to develop, commercialize, market and sell pharmaceutical, biotechnology and related technologies which address important unmet medical needs, offer improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines.

Our initial focus is on pharmaceutical, biotechnology products including, but not limited to, medicines, medical remedies, therapies, medical equipment, and biometric products (“Pharma-products”) developed in the U.S., and when Management determines we have sufficient resources, in Europe, which have not yet entered, or have limited representation in, the Asian Pacific Region.  We also intend to focus upon Pharma-products under development which Management believes have the potential to benefit from additional research and development in the People’s Republic of China (the “PRC” or “China”), Hong Kong, Macau and Taiwan (collectively, the “Greater China Region”). We also plan to identify and add additional value to novel drug candidates originating in China by licensing the rights to market such products in the rest of the world, excluding China.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Accounting Codification Standard (“ASC”) 915-10.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. At March 31, 2010, cash and cash equivalents amounted to $372,036.

At various times during the period and subsequently, the Company maintained account balances that exceeded federally insured limits of $250,000 per deposit account, and the risk of losses related to such concentrations may be increasing as a result of economic developments.

Earnings (Loss) Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year.  The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares adjusted for any potentially dilutive debt or equity.  There are no dilutive securities outstanding.

Stock-Based Compensation

The Company has adopted FASB Accounting Standards Codification Topic 718-10, “Compensation- Stock Compensation” (“ASC 718-10”) which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of ASC 718-10, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate.  There is no established trading market for our stock.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies - continued

Income Taxes

The Company utilizes FASB ASC Topic 740, “Income Taxes” (formerly SFAS No. 109), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In September 2009, the Financial Accounting Standards Board (“FASB”) issued guidance related to revenue recognition for multiple element deliverables which eliminates the requirement that all undelivered elements must have objective and reliable evidence of fair value before a company can recognize the portion of the consideration that is attributable to items that already have been delivered. Under the new guidance, the relative selling price method is required to be used in allocating consideration between deliverables and the residual value method will no longer be permitted. This guidance is effective prospectively for revenue arrangements entered into or materially modified in 2011 although early adoption is permitted. A company may elect, but will not be required, to adopt the amendments retrospectively for all prior periods. The Company is currently evaluating this guidance and has not yet determined the impact, if any, that it will have on the financial statements.

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP")” - a replacement of FASB Statement No. 162), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, “Subsequent Events”), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”) , which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. ASC 860 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. ASC 860 is effective for fiscal years beginning after November 15, 2009.  The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary.  These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our financial statements.

 In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.

 In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements - continued

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update No. 2010-13 (“ASU No. 2010-13”), Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades — a consensus of the FASB Emerging Issues Task Force .  The amendments in ASU No. 2010-13 address the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  Topic 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition.  Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification.

Note 2. Composition of Certain Balance Sheet Items

Current Assets

Current assets consisted of the following:

March 31,
2010
Cash	$372,036
Deposits	276,040
Prepaid expenses	25,785
Other receivable	2,284

Total current assets	$676,145

Included in deposits is $275,250 of prepayment to an agreement for the purchase of 5,000,000 of the controlling shares of World Wide Relics, Inc., a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765. (See Note 5)

Prepaid expenses of $25,785 consisted of the prepayment of stock compensation to Scientific Advisory Board (“SAB”) members for consulting services to be rendered over 12 months. (See Note 3)

Other receivable of $2,284 consisted of the advancement of funds for the filing of patents with respect to drug products.

Current Liabilities

Current liabilities consisted of the following:

March 31,
2010
Accrued expenses	$16,851
Other current liability	72,862

Total accrued liabilities	$89,713

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Included in other current liability is $70,181 of finder’s fee for the 1,169,686 shares of common stock issued in a limited and nonpublic offering on January 5, 2010. Pursuant to an agreement entered into on January 9, 2010, the Company agreed to pay 10% of the gross proceeds received from the sale of its securities to the service provider. The remaining $2,681 of other current liability consisted of the unamortized portion of prepayment of funds for shares to be issued.

Note 3. Stockholders’ Equity

Common Stock Issued for Cash

On August 10, 2009, the Company issued 12,000,000 shares of common stock for cash in the amount of $20,000 ($0.00167 per share).

On November 1, 2009, the Company issued 120,000 shares of common stock for cash in the amount of $200 ($0.00167 per share).

On January 5, 2010, the Company approved a limited and nonpublic offering of up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share at a purchase price of $0.60 per share, to “Accredited Investors” only, pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, Rule 506 of Regulation D promulgated thereunder and applicable state securities laws. As of March 31, 2010, the Company has issued a total of 1,169,686 shares of common stock through this offering.  The net proceeds from the offering, after finder’s fee and estimated offering costs totaling $84,617, were approximately $617,195.   Funds of $28,212 for 47,020 shares of common were not received until April 1, 2010.

Common Stock Issued for Services

On September 7, 2009, the Company entered into an agreement for consulting service. As of March 31, 2010, the Company has issued 120,000 shares of common stock for consulting services rendered with a fair value of $12,167 in which 100,000 shares were valued at $167 ($0.00167 per share) and the remaining 20,000 shares were valued at $12,000 ($0.60 per share). Accordingly, these shares were recorded as a charge to professional fees in the statement of operations.

From inception to March 31, 2010, the Company entered into several agreements with Scientific Advisory Board (“SAB”) members for consulting services. The Company issued a total of 50,000 shares of common stock with a fair value of $30,000 ($0.60 per share) which are to be amortized over the 12-month service period as professional fees, of which $4,215 has been amortized (expensed) as of March 31, 2010.

During January 2010, the Company entered into several agreements for services. Pursuant to the terms of the agreements, the Company agreed to issue aggregate of 1,720,000 shares of common stock for cash in the amount of $2,872 ($0.00167 per share) subject to performance of the service condition set forth in the agreements. Cash in the amount of $2,872 was subsequently received and is being amortized over the service period. As of March 31, 2010, the Company has issued 114,782 shares with fair value of $68,869 ($0.60 per share) for services rendered. Accordingly, these shares, less consideration received, were recorded as a charge to professional fees in the statement of operations.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 3. Stockholders’ Equity - continued

Income Taxes

The Company accounts for income taxes under ASC No. 740 (ASC 740), “Accounting for Income Taxes”.  This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $46,825 which is calculated by multiplying a 35% estimated tax rate by the cumulative NOL of $133,787.  The total valuation allowance is a comparable $46,825.  The federal net operating loss may be carried forward through 2029.

Note 4. Exclusive Business Cooperation Agreement

On September 15, 2009, the Company entered into an exclusive business cooperation agreement (the “Exclusive Agreement”) with a pharmaceutical company (the “Exclusive Chinese Partner”) located in the People’s Republic of China (the “PRC”). The Company’s Exclusive Chinese Partner has extensive experience in collaborating with domestic and international medical research institutes, resulting in sixteen new medicines being released in China. Furthermore, the Company believes that due to the Exclusive Chinese Partner’s close relationships with governmental agencies such as the Department of Science and Technology, Department of Public Health, Institute of Materia Medica and Chinese Academy of Medicinal Science, the Company could benefit from its projects obtaining PRC government support. As a result, China PharmaHub, along with its Exclusive Chinese Partner, will initiate, conduct and fund all costs related to preclinical & clinical studies of selected worldwide drug candidates inside China. In addition, the Company is the exclusive partner for worldwide licensing rights with its Exclusive Chinese Partner, excluding China, of any early and late stage State Food and Drug Administration (“SFDA”) preclinical & clinical compounds originating from China.

Note 5. Subsequent Events

From April 1 to June 30, the Company entered into two agreements with SAB members for consulting services and an agreement with a Business Development Advisory Board member for services.  The Company issued a total of 30,000 shares of common stock with a fair value of $18,000 ($0.60 per share), amortized over a 12-month period, as professional fees.

On June 1, 2010, the Company entered into an agreement for services. Pursuant to this agreement, the service provider agreed to provide services for the Company over a four year term in return for compensation of 3,125 shares of the Company’s common stock per month.

On June 7, 2010, the Company entered into an agreement to purchase 5,000,000 shares of World Wide Relics, Inc. (“WWR”), a Nevada corporation with an office located at 20955 Pathfinder Road, Suite 100, Diamond Bar, California 91765 for $275,250.  This purchase represented approximately 77.18% of WWR’s issued and outstanding stock.

On June 15, 2010, the Company entered into an agreement to join efforts with the inventors of certain technology to research, develop, commercialize and market worldwide humanized and human therapeutics which may be developed from the technology and used to treat cancer, Rheumatoid Arthritis and other diseases.  Pursuant to the agreement, the Company and the inventors shall form a new corporation and from time to time other joint ventures to further the mutual goals of the Company and the inventors.

On June 15, 2010, the Company formed Akanas Therapeutics, Inc. in the State of Nevada.  On June 16, 2010, the Company entered into a shareholder’s agreement pursuant to which the Company currently owns 35% of the newly formed corporation.

On June 17, 2010, the Company completed the transaction of purchasing 5,000,000 shares of common stock of World Wide Relics, Inc (“WWR”), representing 77.18% of the total issued and outstanding shares of WWR, effecting a change of control of WWR.  The Company paid $275,250 as the purchase price for the shares, which funds were previously remitted to the Seller in March 2010 as a deposit. The two directors of the Company were appointed as the directors and executive officers of WWR while all of the former directors and officers of WWR resigned simultaneously.

On August 13, 2010, the Company announced that it has closed with respect to a Merger Agreement dated as of July 28, 2010 (the “Agreement”) entered into with WWR.  Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub have vested in WWR, all debts, liabilities and duties of PharmaHub have become the debts, liabilities and duties of WWR and the separate existence of PharmaHub has ceased

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2010

The accompanying unaudited proforma combined balance sheet  are presented to illustrate the effect of a merger agreement by and between China PharmaHub Corp., a Nevada corporation (“PharmaHub”)  and World Wide Relics, Inc., a Nevada corporation (“WWR”), as of March 31, 2010. The pro forma combined balance sheet as of March 31, 2010 is based upon the historical audited balance sheet of PharmaHub as of March 31, 2010 and unaudited balance sheet of WWR as of March 31, 2010. The pro forma combined balance sheet assumes that the merger was consummated on March 31, 2010.

WWR on August 13, 2010, announced that it has closed a Merger Agreement dated July 28, 2010 (the “Agreement”) entered into with PharmaHub. Prior to the Agreement PharmaHub on June 21, 2010 had closed its purchase of 77.18% of WWR’s issued and outstanding stock, totaling 5,000,000 shares of WWR, from WWR largest shareholder for $275,250, as disclosed in a Form 8-K filed on June 21, 2010. Pursuant to the terms of the Agreement, WWR will issue an aggregate of 15,258,983 shares to the shareholders and service providers of PharmaHub, 13,766,645 of these shares are to be an exchange, on a 1 for 1 basis, shares in PharmaHub for shares in WWR, and 1,492,338 shares will be issued to replace an equal number of shares of common stock of PharmaHub which were being held in escrow as of the date of the Merger with respect to certain PharmaHub services agreements. Upon issuance, these shares will represent more than ninety one (91%) percent of WWR’s issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of PharmaHub and its service providers will effectively have control of WWR. Pursuant to the terms of the Agreement, all of the property, rights, privileges, powers and franchises of PharmaHub have vested in WWR, all debts, liabilities and duties of PharmaHub have become the debts, liabilities and duties of WWR and the separate existence of PharmaHub will have ceased (the “Merger”).

In connection with the above Merger, WWR cancelled the 5,000,000 shares of WWR common stock purchased by PharmaHub on June 21, 2010.  In addition, E. Todd Owens, WWR’s former Secretary, Principal Accounting Officer and one of its former directors has been assigned all of the assets owned by WWR immediately prior to the execution of the Agreement and has assumed all of the liabilities of WWR immediately prior to the execution of the Agreement.

For accounting purposes, the Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of PharmaHub, with PharmaHub as the acquirer. The shares issued in the transaction are treated as being issued for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Pro forma information is only presented for the balance sheet, as on the date of the Agreement, WWR for accounting purposes was considered a public shell and accordingly, the transaction was not considered a business combination. In this Pro Forma Combined Balance Sheet, hereafter the reference to PharmaHub, and WWR are referred to as the “Company”, unless specific reference is made to that entity.

The unaudited pro forma combined balance sheet as of March 31, 2010 assumes that the Agreement and Merger were consummated on March 31, 2010. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had the Agreement and the Merger occurred as of March 31, 2010, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Agreement and Merger are consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The accompanying pro forma combined balance sheet should be read in conjunction with the historical financial statements of PharmaHub, included in this form 8-K and those of WWR as filed with the US Securities and Exchange Commission.

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2010

	China PharmaHub Corp.	World Wide Relics, Inc.	Pro Forma Adjustments		Adjusted Pro Forma Amounts
	(audited)	(unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$372,036	$-	$-		$372,036
Deposit	276,040		(275,250)	(1)	790
Prepaid expenses	25,785				25,785
Other receivable, net	2,284				2,284
Total Current Assets	676,145	-	(275,250)		400,895

Total Assets	$676,145	$-	$(275,250)		$400,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Account payable	$-	$20,000	$(20,000)	(3)	$-
Accrued expenses	16,851				16,851
Other current liability	72,862				72,862
Total Current Liabilities	89,713	20,000	(20,000)		89,713

Stockholders' Equity
Preferred stock, $.001 par value, 5,000,000 shares authorized,
no shares issued and outstanding		-			-
Common stock, $0001 par value, 50,000,000 shares authorized,
13,574,468 shares issued and outstanding	1,357		(1,357)	(2)	-
Common stock, $.001 par value, 25,000,000 shares authorized,
6,478,559 shares issued and outstanding		6,479	(5,000)	(1)	16,725
			15,246	(2)

Additional paid in capital	747,074	189,205	(485,934)	(1)	456,456
			(13,889)	(2)
			20,000	(3)

Stock subscriptions receivable	(28,212)				(28,212)
Deficit accumulated during the development stage	(133,787)	(215,684)	215,684	(1)	(133,787)
Total Stockholders' Equity	586,432	(20,000)	(255,250)		311,182

Total Liabilities and Stockholders' Equity	$676,145	$-	$(275,250)		$400,895

(1) To account for acquisition of majority shareholders in World Wide Relics, Inc. and to account for reverse acquisition effective on August 13, 2010.
(2) To cancel shares of China PharmaHub Corp. and re-issue shares of World Wide Relics, Inc.; and the issuance of an additional 1,478,559 shares of World Wide Relics, Inc. for services rendered to China PharmaHub, Corp.

(3) To remove liabilities of World Wide Relics, Inc.; assumed by shareholders of Worldwide Relics, Inc. prior to the reverse merger

CHINA PHARMAHUB CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

1. Basis for Pro Forma Presentation

The unaudited pro forma combined financial statement of China PharmaHub Corp. and World Wide Relics, Inc. has been prepared on the basis of assumptions relating to the merger agreement by and between China PharmaHub Corp. and World Wide Relics, Inc. and Management's best estimates.

On June 17, 2010, China PharmaHub Corp. (“Purchaser”) closed upon its purchase of  5,000,000 shares of common stock of World Wide Relics, Inc., (“WWR”) owned by E. Todd Owens, representing 77.18% of the total issued and outstanding common stock of WWR and effecting a change in the control of WWR. The purchase price of $275,250 has been paid by the Purchaser.

On July 28, 2010, WWR announced that it has entered into a Merger Agreement (the “Merger Agreement”) with the Purchaser, effective August 13, 2010.  Pursuant to the Merger Agreement, the Purchaser shall merge with and into WWR (the “Merger”) by converting each of the 13,766,645 issued and outstanding shares of common stock of the purchaser into one (1) share of common stock of WWR and an additional 1,492,338 shares of common stock of WWR shall be issued to replace an equal number of shares of common stock of the Purchaser which are being held in escrow as of the date of the Merger Agreement with respect to certain services agreements. Also, upon the closing of the Merger, WWR shall void the 5,000,000 shares purchased by the Purchaser.

2. Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the balance sheet date presented.

The adjustments are as follows:
Entry # 1
To account for acquisition of majority shareholders in WWR and to account for reverse acquisition effective on August 13, 2010.

Additional Paid In Capital	485,934
Common stock – WWR	5,000
Deposit		275,250
Deficit accumulated during the development stage (WWR)		215,684

Entry # 2
To cancel shares of PharmaHub and re-issue shares of WWR; and the issuance of an additional 1,478,559 shares of WWR for services rendered to PharmaHub

Common stock - Pharmahub	1,357
Additional paid in capital	13,767
Additional paid in capital	1,479
Additional paid in capital		1,357
Common stock – WWR		13,767
Common stock – WWR		1,479

Entry # 3
To remove liabilities of WWR; assumed by shareholders of WWR prior to the Merger

Accounts payable - PharmaHub	20,000
Additional paid in capital		20,000